                                                                     EXHIBIT 2.1

                           STOCK PURCHASE AGREEMENT

                                    between

                             MICHAEL F. MANSFIELD

                                      and

                               THE PANTRY, INC.


                        Dated as of September 24, 1999

                               Table of Contents

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ARTICLE I - DEFINITIONS..................................................      1
 1.1  Defined Terms......................................................      1
 1.2  Additional Definitions.............................................      6

ARTICLE II - PURCHASE AND SALE OF STOCK; PURCHASE PRICE..................      6
 2.1  Purchase and Sale of Stock.........................................      6
 2.2  Excluded Assets....................................................      7
 2.3  Purchase Price.....................................................      7
 2.4  Payment of Purchase Price..........................................      7
 2.5  Adjustment of Purchase Price.......................................      8

ARTICLE III - THE CLOSING................................................      9
 3.1  Time and Place of Closing..........................................      9
 3.2  Further Assurances.................................................      9
 3.3  Transfer Taxes.....................................................      9

ARTICLE IV - TERMINATION.................................................      9
 4.1  Termination........................................................      9
 4.2  Effect of Termination..............................................     10

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE SELLER.................     10
 5.1  Ownership of the Shares............................................     10
 5.2  Organization and Good Standing.....................................     11
 5.3  Power and Authority................................................     11
 5.4  No Violation.......................................................     11
 5.5  No Actions.........................................................     11
 5.6  Approvals..........................................................     12
 5.7  Compliance with Laws and Orders....................................     12
 5.8  Financial Statements...............................................     12
 5.9  Absence of Changes.................................................     12
 5.10 Title to Properties and Assets.....................................     15
 5.11 Real Property......................................................     15
 5.12 Leases.............................................................     16
 5.13 Insurance..........................................................     17
 5.14 Contracts..........................................................     17
 5.15 Employment Law Matters.............................................     18
 5.16 Environmental Matters..............................................     19
 5.17 Property of Others.................................................     21
 5.18 Equipment, Etc.....................................................     21
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5.19 Condition of Tangible Assets........................................     21
5.20 Sufficiency of Assets...............................................     22
5.21 Tax Matters.........................................................     22
5.22 Finders or Brokers..................................................     24
5.23 Disclosure of Material Facts........................................     24
5.24 Certain Interests; Affiliate Transactions...........................     24
5.25 Employee Benefit Plans..............................................     25
5.26 Intellectual Property...............................................     26
5.27 Bank Accounts; Powers of Attorney...................................     27
5.28 Liabilities and Obligations; Claims.................................     27
5.29 Names; Predecessor Status; Etc......................................     28
5.30 Books and Records...................................................     28
5.31 Relations with Governments..........................................     28
5.32 Year 2000 Compliance................................................     28
5.33 Sales of Stores or Properties.......................................     29

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.............     29
6.1  Organization and Good Standing......................................     29
6.2  Power and Authority.................................................     29
6.3  No Violation........................................................     30
6.4  No Actions..........................................................     30
6.5  Approvals...........................................................     30
6.6  Disclosure of Material Facts........................................     30
6.7  Finders or Brokers..................................................     30

ARTICLE VII - CERTAIN OBLIGATIONS OF THE SELLERS PRIOR TO THE CLOSING
              OR EARLIER TERMINATION OF THIS AGREEMENT...................     31
7.1  Conduct of Business.................................................     31
7.2  Restricted Activities and Transactions..............................     31
7.3  Cooperation.........................................................     32
7.4  No Negotiations.....................................................     32
7.5  Access to the Business..............................................     32
7.6  Disclosure Regarding the  Seller....................................     33
7.7  Confidentiality.....................................................     33
7.8  Real Property Matters...............................................     33
7.9  Certain Employees...................................................     34

ARTICLE VIII - CERTAIN OBLIGATIONS OF THE PURCHASER PRIOR TO THE CLOSING
               OR EARLIER TERMINATION OF THIS AGREEMENT..................     34
38.1 Cooperation.........................................................     34
8.2  Disclosure Regarding the Purchaser..................................     34
8.3  Confidentiality.....................................................     34


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ARTICLE IX - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER....     35
9.1  Representations and Warranties True.................................     35
9.2  Performance.........................................................     35
9.3  No Adverse Changes..................................................     35
9.4  Approvals...........................................................     35
9.5  Financing; Lender Approval..........................................     35
9.6  Deliveries..........................................................     36
9.7  Absence of Litigation...............................................     36
9.8  Insurance...........................................................     36
9.9  Environmental Matters...............................................     37
9.10 Due Diligence.......................................................     37
9.11 Long Term Debt......................................................     37
9.12 401(k) Plan.........................................................     37
9.13 Arrangements with Seller's Father...................................     37

ARTICLE X - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER........     38
10.1 Representations and Warranties True.................................     38
10.2 Performance.........................................................     38
10.3 Approvals...........................................................     38
10.4 Deliveries..........................................................     38
10.5 Proceedings.........................................................     39
10.6 Absence of Litigation...............................................     39
10.7 Petroleum Hauling Agreement with Mansfield Oil Company..............     39
10.8 Citgo Contract......................................................     39

ARTICLE XI - CERTAIN POST-CLOSING COVENANTS..............................     40
11.1 Confidentiality.....................................................     40
11.2 Noncompetition......................................................     40
11.3 Responsibility for Environmental Matters............................     41
11.4 Specific Performance; Injunctive Relief.............................     42
11.5 Mutual Cooperation..................................................     42
11.6 Tax Return..........................................................     42
11.7 Payable to Mansfield Oil Company....................................     42
11.8 Title to Certain Equipment..........................................     41
11.9 Section 338 Election................................................     41

ARTICLE XII - SURVIVIAL OF REPRESENTATIONS AND WARRANTIES;
              INDEMNIFICATION............................................     43
12.1 Survival of Representations and Warranties..........................     43
12.2 Indemnification.....................................................     44
     12.2.1 Tax Indemnity................................................     44
12.3 Notice and Payment of Claims........................................     45
12.4 Limitation on Indemnity.............................................     46
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                                      iii
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ARTICLE XIII - MISCELLANEOUS..............................................    46
13.1  Fees and Expenses...................................................    46
13.2  Notices.............................................................    47
13.3  Amendment; Waiver...................................................    48
13.4  Assignment..........................................................    48
13.5  Governing Law.......................................................    48
13.6  Severability........................................................    48
13.7  No Third Party Beneficiaries........................................    49
13.8  Public Announcements................................................    49
13.9  Singular and Plural Forms...........................................    49
13.10 References..........................................................    49
13.11 Headings............................................................    49
13.12 Entire Agreement....................................................    49
13.13 Counterparts........................................................    49

EXHIBITS

Exhibit A - Environmental Escrow Agreement
Exhibit B - Holdback Escrow Agreement
Exhibit C - Transportation Agreement

SCHEDULES

1.1       Stores
2.5       October 31, 1998 Balance Sheet
5.5       Actions
5.6       Approvals
5.7       Compliance with Laws Generally
5.8       Financial Statements
5.9       Certain Changes
5.10      Exceptions to Title
5.11(a)   Real Property (store locations)
5.11(b)   Real Property (other)
5.11(c)   Leased Real Property
5.11(e)   Options or Rights of First Refusal Relating to Real Property
5.11(i)   Flood Hazard Area
5.11(j)   Tax Lots
5.12(a)   Third Party Leases
5.12(c)   Approvals required by Lessors
5.13      Insurance
5.14      Contracts
5.15      Employment Matters
5.16(b)   Compliance with Environmental Laws
5.16(d)   Environmental Approvals and Reports
5.16(g)   Underground Storage Tanks
5.17      Consignment Inventory, Etc.
5.18(a)   Company-Owned Equipment
5.18(b)   Third Party Equipment
5.21(b)   Tax Audits
5.21(o)   Additional Taxes to be Assessed
5.24      Affiliate transactions
5.25      Employee Benefit Plans
5.26      Intellectual Property
5.27      Bank Accounts; Powers of Attorney
5.28      Liabilities and Obligations; Claims
5.29      Names
5.32      Year 2000 Compliance
5.33      Sales of Stores or Properties
9.4       Approval Exceptions
9.9(b)    Environmental Matters
11.2      Additional Non-Compete Provisions/Exceptions
11.3(a)   Identified Petroleum Releases

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement"), dated as of the 24/th/ day of September, 1999, by and between MICHAEL F. MANSFIELD, a resident of the State of Georgia (the "Seller"), and THE PANTRY, INC., a Delaware corporation (the "Purchaser").

                                  WITNESSETH:

     WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock (the "Shares") of Kangaroo, Inc., a Georgia corporation (the "Company"); and

     WHEREAS, the Company operates forty-nine (49) Kangaroo convenience stores in Georgia; and

     WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Shares, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises, and the covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms.  The following terms, as used in this Agreement, shall
          -------------
have the following meanings:

          "Action" shall mean any action, claim, proceeding, suit or investigation, or any appeal therefrom.

          "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. Without limiting the foregoing definition, the term "Affiliate," with respect to Seller shall include the following persons, their relatives (excluding John E. Mansfield, Sr. except for purposes of Section 5.24), and entities which they control or in which they own at least a twenty-five percent (25%) interest: Mansfield Oil Company of Gainesville, Inc., OMS Properties, LLC, Mansfield Systems, Inc., and General Outdoor Advertising, Inc.

          "Agreement" shall mean this Stock Purchase Agreement and shall include all of the Schedules and Exhibits attached hereto.

          "Approval" shall mean any approval, authorization, consent, license, franchise, order or permit of or by, or filing with, any Governmental Authority or other Person.

          "Business" shall mean the Company's business, including operation of the forty-nine (49) Kangaroo convenience stores in Georgia, identified on
Schedule 1.1.

          "Business Day" or "business day" shall mean any day that is not a Saturday, Sunday, or legal or banking holiday in North Carolina.

          "Cash Equivalents" shall mean short-term, highly liquid investments that are both readily convertible to known amounts of cash and so near their maturity that they present insignificant risk of changes in value because of changes in interest rates.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended, including any rules and regulations promulgated thereunder or in connection therewith.

          "Closing" shall mean the consummation of the transactions contemplated by this Agreement, effective as of 7:00 a.m. on Thursday, October 28, 1999.

          "Closing Balance Sheet" shall have the meaning ascribed to such term in Section 2.5 hereof.

          "Closing Date" shall mean October 28, 1999 or as soon thereafter as the conditions to Closing described in Articles IX and X hereof shall have been fully satisfied or waived by the appropriate party or parties hereto, but not later than November 11, 1999.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and shall include all of the rules and regulations promulgated thereunder.

          "Condition" shall mean, collectively, the business, properties, assets, operations, results of operations and condition (financial or otherwise).

          "Damages" shall mean any fine, penalty, claim, loss, deficiency, Liability, cost or expense (including, without limitation, reasonable attorneys' and accountants' fees, costs and expenses) or environmental assessment, monitoring or remediation expense, diminution in property value, or damage of any kind or nature whatsoever.

          "Employee Benefit Plan" shall mean any employee benefit plan, arrangement, policy or commitment (including an employee benefit plan within the meaning ascribed to such term in Section 3(3) of ERISA) including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability, accident or insurance plan or any holiday, vacation or other employee practice, policy or benefit.

          "Environmental Escrow Agreement" shall mean the agreement, in the form of Exhibit A, establishing an escrow account to cover environmental remediation and claims related to the Real Property or the Leased Real Property.

          "Environmental Insurance Polices" shall mean those insurance policies, attached to Schedule 5.16(g), providing coverage for claims and losses arising from or related to storage, dispensing, release, remediation and assessment with respect to Petroleum Products.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated in connection therewith.

          "Excluded Assets" shall have the meaning ascribed to such term in
Section 2.2 hereof.

          "Financial Statements" shall have the meaning ascribed to such term in
Section 5.8 hereof.

          "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

          "GDNR" shall mean the Georgia Department of Natural Resources, Environmental Protection Division.

          "Governmental Authority" shall mean any foreign, federal, state, local or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity.

          "Hazardous Substance" shall have the meaning ascribed to such term in section 5.16(a) hereof.

          "Holdback Escrow Agreement" shall mean the agreement, in the form of Exhibit B, establishing an escrow account to cover indemnification claims available to Purchaser hereunder.

          "Indemnified Party" shall mean any party entitled to indemnification pursuant to Article XII hereof and shall include such party's Affiliates, successors and assigns and the Representatives of each of them.

          "Indemnifying Party" shall mean any party liable for indemnification pursuant to Article XII hereof and shall include such party's successors and assigns.

          "Inventory" or "Inventories" shall mean all foodstuffs, beverages, tobacco products, magazines, books, household products, automotive products and accessories, gasoline, diesel fuel, kerosene, and any other products held for retail sale by the Stores.

          "IRS" shall mean the Internal Revenue Service.

          "Knowledge" shall mean: (i) the actual knowledge of the Seller or any officer or director of the Company, and (ii) the existence of facts, events, conditions, occurrences or matters with respect to which the Seller or any such officer or director should reasonably be expected to have knowledge by virtue of his relationship with the Company.

          "Law" shall mean any federal, state, local or foreign law, statute, rule, regulation, ordinance, standard, policy, requirement, administrative ruling, order or process (including, without limitation, any zoning or land use law or ordinance, building code or environmental law, any securities, blue sky, civil rights or occupational health and safety law or regulation, and any law or regulation relating to the distribution or sale of food products, beer, wine, cigarettes, gasoline or other motor fuel) and any court or arbitrator's order or process.

          "Lease" and "Leases" shall mean the Third Party Leases, or any of them.

          "Leased Real Property" shall mean the real property described on
Schedule 5.11(c) which is the subject of the Third Party Leases.

          "Liability" shall mean any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due, including, without limitation, any liability for Taxes.

          "Lien" shall mean any lien, statutory lien (including, without limitation, any lien, restriction or right arising under the Georgia Uniform Commercial Code - Bulk Transfers), pledge, mortgage, security interest, charge, encumbrance, easement, right of way, assessment (pending or confirmed), covenant, claim, restriction, right, option, conditional sale or other title retention agreement, warrant or equity of any kind or nature.

          "Long Term Debt" shall mean all indebtedness of the Company evidenced by promissory notes, other than working capital line dated July 30, 1999 with Southtrust Bank, including the current portion thereof and all accrued interest.

          "OSHA" shall mean the Occupational Safety and Health Act of 1970, as amended, and the regulations promulgated in connection therewith.

          "Permitted Liens" shall mean (i) laws, ordinances and governmental regulations regulating the use or occupancy of the Real Property or Leased Real Property or the character, dimensions or locations of the improvements thereon; and (ii) lease conditions, easements, rights of way, restrictions, and other exceptions discovered by an inspection or survey or title examination or other imperfections of title that do not make title unmarketable; provided, however, that none of the same is or would be violated by the continued use of any portion of the Real Property or Leased Real Property for the purposes for which it has been customarily used by or in the Business and that none shall be so substantial as to impair the value of or materially interfere with the continued or contemplated use of any Store or any material portion of the Real Property or Leased Real Property for the purposes for which they have been used by or in the Business.

          "Person" shall mean any individual, partnership, corporation, limited liability company, association, business trust, joint venture, governmental entity, business entity or other entity of any kind or nature.

          "Petroleum Equipment" shall mean all petroleum marketing equipment, including, but not limited to, pumps, gasoline dispensers, gas console, gasoline canopy, canopy structure, lights, registered and properly upgraded underground storage tanks and lines, environmental monitoring or upgrade equipment, and any related equipment or apparatus.

          "Petroleum Products" shall mean gasoline and other petroleum products, by-products, and constituents.

          "Purchase Price" shall have the meaning ascribed to such term in
Section 2.3 hereof.

          "Purchaser" shall mean The Pantry, Inc., a Delaware corporation.

          "Purchaser Group" shall have the meaning ascribed to such term in
Section 7.5 hereof.

          "Real Property" shall mean, collectively, the real property owned by the Company and required to be identified on Schedules 5.11(a) and 5.11(b).

          "Representative" shall mean any employee, officer, director, stockholder, partner, accountant, attorney, investment banker, broker, finder, investor, subcontractor, consultant or other authorized agent or representative of a Person.

          "Seller" shall mean Michael F. Mansfield.

          "Seller's Knowledge but with Indemnity" shall mean that the representation is limited to Seller's Knowledge, but if the representation would give rise to a claim in favor of Purchaser absent the limitation to Seller's Knowledge, Seller shall be liable for and subject to indemnification for such claim.

          "Store Equipment" shall mean all convenience store fixtures, machinery, and equipment, including, but not limited to, walk-in coolers, store fixtures, counters, shelving, refrigeration equipment, cash registers, safes, fountain dispensing equipment, QSR and food service equipment, coffee equipment, ice machines, tables, computer hardware and software documentation utilized in the Stores or the Business, including source code and systems documentation and telephone switches relative to point-of-sale and petroleum dispensing equipment, and any other fixtures or equipment necessary for running a convenience store that may be at any of the Stores, regardless of whether such items are permanently attached to the real property, pole lights, pole signs or other personal property attached, appurtenant to or located in or around the buildings or improvements at the Store locations.

          "Stores" shall mean the forty-nine (49) Kangaroo convenience stores operated by the Seller and identified on Schedule 1.1, each being a "Store."

          "Store Supplies" shall mean cups, napkins, ice bags, paper towels, toilet paper, janitorial supplies and standard non-Inventory items used in the operation and maintenance of the Stores.

          "Tanks" shall have the meaning ascribed to such term in Section 5.16(g) hereof.

          "Tax" shall mean any foreign, federal, state or local income, gross receipts, license, severance, occupation, premium, environmental (including taxes under Code Section 59A), customs, duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, gas, petroleum marketing, business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, workmen's compensation or other tax, fee or imposition of any kind whatsoever, including any interest, penalties, addition, assessments or deferred liability with respect thereto, whether disputed or not.

          "Tax Return" shall mean any return, report, notice, declaration, claim for refund, estimate, election or information statement or return relating to any Tax, including any schedules or attachments thereto and any amendments thereof.

          "Third Party Leases" shall mean the leases required to be described in
Schedule 5.12(a).

          "Trust Fund" shall mean the Georgia Underground Storage Tank Trust
Fund.

          "Working Capital" shall mean current assets less current liabilities (including working capital line dated July 30, 1999 with Southtrust Bank), as those categories are constituted on Schedule 2.5, but excluding the current portion of Long Term Debt.

     1.2  Additional Definitions.  In addition to the foregoing defined terms,
          ----------------------
other capitalized terms appearing in this Agreement shall have the respective meanings ascribed to such terms where they first appear in the text of this Agreement.


                                  ARTICLE II

                  PURCHASE AND SALE OF STOCK; PURCHASE PRICE
                  ------------------------------------------

     2.1  Purchase and Sale of Stock. Subject to the terms and conditions of
          --------------------------
this Agreement, at the Closing the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, 8,000 Shares, constituting all of the issued and outstanding shares of the capital stock of the Company.

     2.2  Excluded Assets. Notwithstanding anything in this Agreement to the
          ---------------
contrary, the Company shall convey to the Seller (or his designees) prior to Closing, and the Company shall not own at Closing, the land and office building, including furniture and fixtures, at 1175 Airport Parkway SW, Gainesville, Georgia.

     In addition, the Company may, but shall not be required to, sell the convenience store identified on Schedule 1.1 as "Store K67", in which case such store shall also be included within the definition of Excluded Assets. The terms of such sale and the sale documents shall be subject to the review and consent of the Purchaser, which consent will not be unreasonably withheld. The parties understand and agree that neither the Company nor Purchaser shall have any liability from and after the Closing for taxes or indebtedness related to any of the Excluded Assets or the transfer thereof.

     2.3  Purchase Price. The aggregate purchase price (the "Purchase Price")
          --------------
to be paid by the Purchaser to the Seller for the Shares and the non-competition agreement described in Section 11.2 hereof shall be Forty-Six Million Five Hundred Thousand Dollars ($46,500,000), subject to adjustment pursuant to the provisions of Section 2.5.

     2.4  Payment of Purchase Price.  Within one Business Day after the full
          -------------------------
execution of this Agreement, Purchaser shall pay to Whelchel & Dunlap, as escrow agent the sum of $250,000 (the "Earnest Money Deposit") to be credited toward the Purchase Price at Closing. At Closing, the Purchaser shall pay:

          (a) To the creditors, the amount of any outstanding Long Term Debt of the Company.

          (b) $[to be determined] to ______________________, as escrow agent for the environmental escrow, to be held and disbursed in accordance with the terms of the Environmental Escrow Agreement.

          (c) $[to be determined using a starting number of Three Million Dollars ($3,000,000), subject to adjustment based on Purchaser's due diligence, but not to exceed Four Million Five Hundred Thousand Dollars ($4,500,000)] to _____________________, as escrow agent for the holdback escrow, to be held and disbursed in accordance with the terms of the Holdback Escrow Agreement.

          (d)  $1,200,000 to John E. Mansfield, Sr.

          (e) [$4,000,000 (payoff amount on 8/30/99 Note of Seller to Southtrust)] to Southtrust Bank (to retire indebtedness guaranteed by the Company).

          (f) the balance of the Purchase Price ($________) by wire transfer of immediately available funds to Seller.

     2.5  Adjustment of Purchase Price.
          ----------------------------

          (a) The Purchase Price is based upon financial information from the Company's audited balance sheet as of October 31, 1998, a copy of which is attached in Schedule 2.5. If the Closing Balance Sheet (as defined below) indicates that Working

     Capital is less than $553,069, the Purchase Price shall be reduced by the difference between $553,069 and the amount of Working Capital reflected on the Closing Balance Sheet. If Working Capital is greater than $553,069, the Purchase Price shall be increased by the difference between $553,069 and the amount of Working Capital reflected on the Closing Balance Sheet.

          (b) If the amount of cash or Cash Equivalents as reflected on the Closing Balance Sheet is less than $1,000,000, the Purchase Price shall be reduced by the difference between $1,000,000 and the amount of cash or Cash Equivalents reflected on the Closing Balance Sheet.

          (c) If the Closing Balance Sheet indicates that net assets (total assets less total liabilities) is less than [$9,543,000, less the book value of Excluded Assets sold or transferred prior to Closing], the Purchase Price shall be decreased by the difference between [$9,543,000, as reduced by the book value of Excluded Assets sold or transferred prior to Closing] and the amount of net assets reflected on the Closing Balance Sheet.

          (d) The Purchase Price shall be reduced by the amount of any Long Term Debt reflected on the Closing Balance Sheet, which was not paid at or prior to Closing.

          (e) "Closing Balance Sheet" shall mean a balance sheet prepared by the Company's regular independent accounting firm, dated as of the Closing Date, which shall be true and correct and fairly present the financial condition of the Company as of the Closing Date in conformity with GAAP applied on a consistent basis, except (i) Excluded Assets and proceeds from the sale thereof shall be omitted, and (ii) the amount of Long Term Debt paid subsequent to the date hereof shall be included as a liability on the Closing Balance Sheet. The Closing Balance Sheet shall be delivered to Purchaser within thirty (30) days after the Closing Date and Purchaser's regular independent accounting firm shall be entitled to review financial statements and work papers utilized or compiled in preparation of the Closing Balance Sheet as well as have access to the Company's employees, outside consultants and original books and records used to prepare the Closing Balance Sheet. If any dispute occurs with respect to the Closing Balance Sheet or the determination of the price adjustment required hereunder, then the same shall be settled and arbitrated by the independent accounting firms representing the parties hereunder, or if such accounting firms cannot agree on any such matter, then the same shall be settled and arbitrated by a "Big Five" accounting firm selected by lot and not employed by the Company or either of the parties. The prevailing party in any such matter will be entitled to recover reasonable accounting, legal and similar costs actually incurred, and interest at the rate of First Union National Bank's prime rate as of the Closing Date, from delivery of the Closing Balance Sheet to final settlement (pursuant to Section 2.5(f)) from any non-prevailing party in such matter.

          (f)  Any increase or decrease in the Purchase Price pursuant to this
     Section 2.5, shall be paid to the party entitled thereto within sixty (60) days after the Closing Date, for all amounts not in dispute and within fifteen (15) days following the arbitrator's determination, for disputed amounts.


                                  ARTICLE III

                                  THE CLOSING
                                  -----------

     3.1  Time and Place of Closing. The Closing shall take place at 10:00 a.m.
          -------------------------
on the Closing Date at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 2500 First Union Capitol Center, Raleigh, North Carolina.

     3.2  Further Assurances.  In addition to the actions, documents and
          ------------------
instruments specifically required to be taken or delivered by this Agreement (including, without limitation, the deliveries called for by Sections 9.6 and 10.4), at the Closing or from time to time thereafter, and without further consideration, the parties hereto shall take such other actions, and execute and deliver such other documents and instruments, as the other party or parties hereto or their respective counsel may reasonably request in order to effectuate and perfect the transactions contemplated by this Agreement.

     3.3  Transfer Taxes.  Except for all transfer taxes and fees, if any, which
          --------------
shall be borne and paid solely by the Seller, each party hereto shall pay any and all taxes incurred by such party in connection with the transactions contemplated by this Agreement.


                                  ARTICLE IV
                                  TERMINATION
                                  -----------

     4.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing:

          (a)  by the mutual written consent of the  Seller and the Purchaser;

          (b) by the Seller or the Purchaser, upon written notice, if there shall have been a material breach by the other party or parties of any of the terms or provisions of this Agreement, and such breach shall not have been cured within five (5) business days after such breaching party or parties shall have received notice of the non-breaching party's or parties' intent to terminate this Agreement pursuant to this subsection (b);

          (c) by the Seller or the Purchaser if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other Action restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement, and such order, decree, ruling or other Action shall have become final and non-appealable;

          (d) by the Seller or the Purchaser after November 11, 1999, if Closing shall not have occurred by such date, unless the Closing is delayed as a result of default, negligence or dilatory actions on the part of the party seeking to terminate this Agreement; or

          (e) by the Purchaser, not later than October 7, 1999, due to Purchaser's dissatisfaction, in its sole discretion, with the results of its due diligence investigation.

     4.2  Effect of Termination. In the event of the termination of this
          ---------------------
Agreement pursuant to Section 4.1(a), (c), (d), or (e) hereof, such termination shall be the sole remedy, this Agreement shall forthwith become void (except for Sections 7.8 and 8.3 (Confidentiality) and 13.1 (Fees and Expenses)) and there shall be no liability on the part of any of the parties hereto, any of their respective Affiliates or any of the Representatives of any of them; provided, that if the Purchaser terminates this Agreement pursuant to Section 4.1(e), the Earnest Money Deposit shall be returned to the Purchaser. If Closing does not occur because of the breach by Seller of his obligations under this Agreement, the Earnest Money Deposit shall be returned to Purchaser and Seller shall reimburse Purchaser for all its expenses in connection with this transaction, including, without limitation, fees, expenses and costs incurred in connection with the origin, preparation, negotiation, execution and delivery of this Agreement, the other transaction documents, the transactions contemplated hereby or thereby, and due diligence investigation of the Company, including without limitation, any fees, expenses, or commissions of its attorneys, accountants or other representatives, not to exceed, in the aggregate, $250,000. If Closing does not occur because of a breach by Purchaser, the Earnest Money Deposit shall be paid to Seller as liquidated damages as Seller's sole and exclusive remedy hereunder.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER
                 --------------------------------------------

     The Seller hereby represents and warrants to the Purchaser as follows:

     5.1  Ownership of the Shares.  The Seller represents and warrants to the
          -----------------------
Purchaser that he owns 8,000 shares of the common stock of the Company, which constitutes one hundred percent (100%) of the issued and outstanding capital stock of the Company.

          (a) The Shares are fully paid and non-assessable, and on the Closing Date shall be free and clear of all liens, restrictions, options and encumbrances, and Seller has good right and full authority to sell the Shares.

          (b) There is no outstanding agreement (other than this Agreement) for the purchase or sale or option to purchase or sell any of the Shares, restricting the sale thereof, or for the sale of any shares of the authorized but unissued stock of the Company.

          (c) The Shares represent all of the issued and outstanding shares of capital stock of the Company, and the Company is not obligated or required to issue any additional shares of its capital stock or any rights or options with respect thereto.

     5.2  Organization and Good Standing. The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct the Business. The Company has no subsidiaries.

     5.3  Power and Authority. The Seller has all requisite power and
          -------------------
authority to enter into and deliver this Agreement and the other documents contemplated hereby, perform his obligations hereunder and consummate the transactions contemplated hereby. This Agreement and the other documents contemplated hereby constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, except as the same may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (b) general equitable principles.

     5.4  No Violation. Neither the execution and delivery by the  Seller of
          ------------
this Agreement and the other documents contemplated hereby, the performance by him of his obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby and thereby, will (a) contravene any provision of the Company's Articles of Incorporation or By-Laws; (b) violate any material agreement or instrument to which the Seller or the Company is a party or by which he or it or any of his or its assets or properties may be bound; or (c) violate any Law or any judgment, decree or order of any court or other Governmental Authority or any arbitration award to which he or it is subject or by which any of his or its assets or properties may be bound.

     5.5  No Actions. There is no Action pending or, to the Knowledge of Seller,
          ----------
threatened, against him, the Company or any of their respective assets, properties or rights (including, without limitation, any relating to any of the Shares or the Real Property) before any court or other Governmental Authority which (a) questions or challenges the validity of this Agreement or the other documents contemplated hereby or any action taken or proposed to be taken by the Seller or the Company pursuant hereto or in connection with the transactions contemplated hereby or (b) could, if adversely determined, have a material adverse effect on any of the Shares, the property and assets of the Company, the Condition of the Company or the Business or the transactions contemplated hereby and thereby. Schedule 5.5 hereto sets forth a true and complete list and description of all Actions pending or, to the Knowledge of Seller, threatened, against the Company or against the Seller with respect to the Shares, the Company, or the Business before any court or other Governmental Authority.

     5.6  Approvals. Except as set forth in this Agreement and Schedule 5.6,
          ---------                                                       [
neither any declaration, filing or registration with, notice to, nor Approval of, any Governmental Authority or other Person is required to be made, obtained or given by or with respect to the Company or the Seller or the Business in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. The Company has all Approvals of any Governmental Authority required for the lawful operation of the Business and the use and ownership or leasing of its properties and assets as it is currently operated, except where the loss, expiration or failure to obtain any such Approval would not have a material adverse effect on the Condition of the Company or the Business. All such Approvals are valid, in full force and effect and in good standing, except to the extent that any lack of such force and effect does not, in the aggregate, have a material adverse effect on the Condition of the Company, the Seller or the Business. There is no proceeding pending or, to the Knowledge of Seller, threatened that disputes the validity of any such Approval or that may result in the revocation, cancellation or suspension, or any adverse modification of, any such Approval. The Seller will make available to the Purchaser true and complete copies of all such Approvals.

     5.7  Compliance with Laws and Orders. To Seller's Knowledge but with
          -------------------------------
Indemnity, except as described in detail on Schedule 5.7, (a) the Company has complied in all material respects with all Laws applicable to it, to its ownership and/or use of the Real Property and its other assets, and to the operation of the Business, (b) the Company has not been charged with or, threatened with any charge concerning or under any investigation with respect to any violation of any provision of any Law applicable to or affecting the Company, the Business or the Real Property, and (c) the Company is not in violation of or in default under, and no event has occurred which, with the lapse of time or the giving of notice or both, could result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any court or other Governmental Authority applicable to the Company, any of its assets, properties or Stores, or the Business.

     5.8  Financial Statements. Seller has delivered to Purchaser the
          --------------------
Company's audited financial statements for the twelve (12) months ended October 31, 1998 and unaudited interim financial statements for the ten (10) months ended August 31, 1999, copies of which are attached as Schedule 5.8 ("Financial Statements"). Said Financial Statements are true and correct in all material respects and fairly present the financial condition of the Company for the periods indicated and the results of the operations of the Company for said periods, in conformity with generally accepted accounting principles applied on a basis consistent with prior periods.

     5.9  Absence of Changes. Since October 31, 1998, except as contemplated
          ------------------
herein or as summarized on Schedule 5.9, there has not been:

          (a) any change, by itself or together with other changes, that has had, or is likely to have, a material adverse effect on the business, operations, affairs, prospects, properties, assets, profits or Condition (financial or otherwise) of the Company, the Business or any of the Stores;

          (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties of the Company, the Business or any of the Stores;

          (c) any change in the authorized capital of the Company or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

          (d) any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

          (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company to any of its officers, directors, shareholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, nor has the Company entered into or amended any Employee Benefit Plan, employment, severance or other agreement relating to compensation or fringe benefits;

          (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the Business or future prospects of the Company;

          (g) any sale or transfer, except in the ordinary course of business consistent with past practices, or any agreement to sell or transfer, any material assets property or rights (including without limitation any Company intellectual property) of the Company to any Person, including without limitation the Seller and Seller's Affiliates;

          (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of the Seller and Affiliates, provided that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

          (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company;

          (k)  any waiver of any material rights or claims of the Company;

          (l) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party;

          (m) any transaction by the Company outside the ordinary course of business consistent with past practices;

          (n) any capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $10,000;

          (o) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the revaluation by the Company of any of its assets;

          (p) any creation or assumption by the Company of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for Taxes not yet due and payable);

          (q) any entry into, amendment of, relinquishment, termination or non-renewal by the Company of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company in excess of $10,000;

          (r) any loan by the Company to any Person or entity, incurring by the Company, of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

          (s) the commencement or notice or, to the knowledge of the Company, threat of commencement, of any lawsuit or proceeding against, or investigation of, the Company or any of its affairs;

          (t) any discharge or satisfaction of any Lien or payment of any obligation or liability other than current liabilities in the ordinary course of business;

          (u)  any material charitable contribution or pledge;

          (v) any investment in or steps to incorporate any subsidiary; or on-going negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (v) (other than negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement).

     5.10 Title to Properties and Assets.
          ------------------------------

          (a) Except as set forth on Schedule 5.10, (i) the Company has good and marketable legal title to all of the Real Property and the assets (other than Leased Real Property) used by it in the Business, free and clear of any pledge, mortgage or security interest of any kind whatsoever; and (ii) with respect to each parcel of Leased Real Property identified on
     Schedule 5.11(c), the Company has a valid and enforceable leasehold interest and Seller has no Knowledge of any adverse claim against the title to or the Company's right to use any such Leased Real Property.

          (b) Except for the Excluded Assets, at the time of Closing, the Company shall own or have the legal right to use all properties and assets necessary for the operation of the Business and the Stores, consistent with past practice.

     5.11 Real Property.
          -------------

          (a) Schedule 5.11(a) hereto contains a true and complete list and description of all of the Real Property on which a Store is located.

          (b) Schedule 5.11(b) hereto contains a true and complete list and description of all of the Real Property on which a Store is not located.

          (c) Schedule 5.11(c) hereto contains a true and complete list and description of all of the Leased Real Property.

          (d) The Real Property and the Leased Real Property include all land, easements, rights of way, access to public streets or roads, buildings, structures and other improvements used by the Company in the operation of the related Stores and the Business as it is currently being conducted. All components of all buildings, structures and other improvements included within the Real Property and Leased Real Property are currently in good working order and repair and adequate for the Company to operate the Business.

          (e) Except as set forth on Schedule 5.11(e), neither the Company nor, to the Seller's Knowledge, any third party lessor owns, holds or is obligated under or a party to a lease of any of the Real Property or Leased Real Property, or any option, right of first refusal or other contractual right to acquire or sell any of the Real Property, Leased Real Property, or any interest therein.

          (f)  To Seller's Knowledge but with Indemnity, except as set forth on
     Schedule 5.11(f), no portion of the Real Property or Leased Real Property encroaches in any material respect upon any property belonging to any other Person, and no portion of any other Person's property encroaches in any material respect upon any of the Real Property or Leased Real Property, so as to materially impair its usefulness or value.

          (g) Except as set forth on Schedule 5.11(g), with respect to the Real Property or Leased Real Property, there have not occurred (i) any pending or, to Seller's Knowledge, threatened condemnation proceedings, (ii) any pending or, to Seller's Knowledge, threatened Actions or (iii) to Seller's Knowledge, any other matter materially and adversely affecting the usefulness or value thereof.

          (h) Except as set forth on Schedule 5.11(h), all maps and surveys heretofore delivered by the Company or the Seller to the Purchaser are true and complete copies of such documents.

          (i) Except as set forth on Schedule 5.11(i), no parcel of the Real Property or Leased Real Property is located in a special flood hazard area designated by a Governmental Authority.

          (j) The Company has paid, and will continue to pay through Closing, all taxes, assessments, charges, fees, levies and impositions owing with respect to the Real

     Property. Except as set forth on Schedule 5.11(j), each of the parcels of Real Property is assessed for real estate tax purposes as a wholly independent tax lot, separate from any adjoining land or improvements not owned by the Company, and constituting a part of such parcel. Except as set forth on Schedule 5.11(j), there is no actual or to the Seller's Knowledge, pending imposition of any assessments or public betterments, and, no improvements have been constructed or planned which would be paid for by means of assessments upon the Real Property or Leased Real Property.

     5.12 Leases.
          ------

          (a) Schedule 5.12(a) hereto contains a true and complete list and description, including term, renewal options, and annual rent, of each of the Third Party Leases. Except as specifically identified on Schedule 5.12(a), the Company's interest in each of the Third Party Leases is free and clear of any pledge, mortgage or security interest of any kind whatsoever. The Seller has delivered to the Purchaser true and complete copies of all of the Third Party Leases and of all related options, if any, to purchase any Leased Real Property. The annual rent for all the Leases shall not exceed $2,700,000 (net of other rental income) in the aggregate, as identified in Schedule 5.12(a) hereto.

          (b) Each Lease and each such option to purchase is valid and binding and is in full force and effect, subject only to exceptions based on bankruptcy, insolvency or similar Laws of general application. There are no existing defaults by the Company under, or, to the Knowledge of the Seller, by any other party to, any Lease or any option to purchase the Leased Real Property, or any condition, event or act known to the Seller that, with notice or lapse of time or both, would constitute a default. Without limiting the foregoing, the Company has not received any notice from any Person asserting that the Company is in default under any Lease or under any option to purchase, nor does the Seller have any Knowledge of a default by the Company under any Lease or under any option to purchase. The Company currently enjoys peaceful and undisturbed possession of the Leased Real Property under each of the Leases.

          (c) Except as described in detail on Schedule 5.12(c) hereto, the sale of the Shares to the Purchaser does not require the Approval of any Person with regard to any of the Leases, and will not create a default thereunder.

     5.13 Insurance. The Company currently has in effect policies of fire,
          ---------
liability, worker's compensation and other insurance which provide coverage as summarized on Schedule 5.13, and Environmental Insurance Policies (collectively, the "Insurance Policies"). All presently effective Insurance Policies are and will remain in full force and effect through the Closing Date. There is no notice of or basis for any modification, suspension, termination or cancellation of any Insurance Policy or of any claim thereunder.

     5.14 Contracts. Schedule 5.14 lists, whether written or oral, together
          ---------
with all amendments and modifications thereto, the following current agreements and contracts of the Company:

          (a) all contracts and agreements, whether or not fully performed, pursuant to which the Company has since January 1, 1996 acquired or disposed of more than $25,000 worth of its Business or assets;

          (b) all agreements containing (i) covenants not to compete on the part of the Company or other similar restrictions on the ability of the Company to engage in its business, (ii) rights of first refusal, (iii) exclusive dealing or minimum purchase provisions, or (iv) prepayment or termination penalties;

          (c) all notes, mortgages, indentures, letters of credit, guarantees, performance bonds, security agreements and other agreements and instruments for lending or borrowing (including assumed debt) entered into by the Company or pursuant to which any properties or assets of the Company are pledged or mortgaged as collateral;

          (d) any employment or consulting agreement with any present or former director, officer or employee of the Company;

          (e) all joint venture or partnership agreements to which the Company is a party or bound;

          (f) all agreements pursuant to which the Company pays royalties in excess of $10,000 per year;

          (g) all area development agreements, construction agreements and franchise agreements to which the Company is a party or bound;

          (h) all product or service purchasing and supplier agreements to which the Company is a party or bound, pursuant to which the Company purchased or committed to purchase more than $100,000 of products, services or supplies during the last year or during the next twelve (12) months); and

          (i) any other contracts and agreements of the Company, the performance of which will involve consideration in excess of $50,000 and are not terminable by the Company without penalty upon not more than sixty
     (60) days notice; and

          (j) any contract pursuant to which upfront advance marketing funds, promotional consideration, or oil company incentive payment has been made to the Company or which obligates the Company to provide goods or services, or carry, display or sell products, in the future and for which it has received consideration in advance for such goods or services.

     The foregoing are hereinafter referred to as the "Contracts." A correct and complete copy of each Contract has been made available to Purchaser. Seller does not know of any material defense to the validity or enforceability of any Contract. Neither the Company nor Seller has received written notice that the Company is in material default and the Company has not materially defaulted under any Contract. The Company has not waived any material rights under any Contract. The Company has not received nor given notice of any breach or default in connection with any Contract. The Company is current with respect to its obligations under each of the Contracts. The representations in this paragraph apply to all Contracts required to be included on Schedule 5.14.

     5.15 Employment Law Matters.
          ----------------------

          (a) The Company is in compliance with all applicable Laws respecting employment, employment practices, terms and conditions of employment, wages and hours, payment for overtime or vacation time, and the employment of aliens or similar immigration matters except where such non-compliance would not have a material adverse effect on the Business or the transactions contemplated by this Agreement and the Company is not and has not been engaged in any unfair labor practice.

          (b) There is no strike, labor dispute, slowdown or work stoppage pending or, to the Knowledge of the Seller, threatened, against or affecting the Company or any of the Stores.

          (c) To the Seller's Knowledge, except as set forth on Schedule 5.15 hereto, none of the current employees of the Company is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees of the Company with any labor relations board seeking recognition of a bargaining representative at any time. There are no controversies or disputes (including any union grievances or arbitration proceedings) pending or, to the Knowledge of the Seller, threatened, between the Company and any of the employees of the Company, except for such controversies and disputes which do not and will not, individually or in the aggregate, have a material adverse effect on the Condition of the Company or the Business.

     5.16 Environmental Matters.
          ---------------------

          (a) For purposes of this Section 5.16, "Hazardous Substance" means any of the following: (i) a "hazardous substance" as defined in 42 U.S.C.
     Section 9601(14), as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, (ii) a "hazardous waste," as defined in 42 U.S.C. Section 6903(5), as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, (iii) if not included in (i) or (ii) above, "hazardous waste constituents" as defined in 40 C.F.R. Section 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R.
     Section 261, as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, (iv) "source," "special nuclear" or "by-product material," as defined in 42 U.S.C. Sections 3011, et seq., as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, and (v) any other waste, substance or material, the generation, transportation, treatment, storage, release, or disposal of which is regulated under or by applicable Laws, but the definition "Hazardous Substance" specifically excludes Petroleum Products, other than waste oil.

          (b)  To Seller's Knowledge but with Indemnity, except as set forth in
     Schedule 5.16(b), the Company, the Real Property and the Leased Real Property have been and are in compliance, in all material respects, with all applicable Laws relating to Hazardous Substances. Without limiting the foregoing, except as set forth in Schedule 5.16(b) hereto (i) the operations of the Business do not violate and have not violated any Law relating to the generation, storage, processing, utilization, labeling, transportation, treatment, disposal, release, discharge, emission or other disposition of Hazardous Substances, and (ii) the Company or, to the Knowledge of the Seller, any current or former owner, occupant or operator of any property at any time owned, leased or operated by the Company, insofar as the same relates to any of the Stores, the Business, the Real Property, the Leased Real Property, or any portion thereof, has not ever utilized any such property or any portion thereof in violation of any Law relating to the generation, storage, processing, utilization, labeling, transportation, disposal, treatment, emission, release, discharge, or other disposition of Hazardous Substances. With respect to the Company or the Business, Schedule 5.16(b) hereto contains a true list and description of the status of any assessment, removal, remediation, closure or other Action under applicable Laws relating to Hazardous Substances, Petroleum Products, leaking underground storage tanks or tank systems or leaking aboveground storage tanks on any of the Real Property or the Leased Real Property, including, with respect to any such assessment, removal, remediation, closure or other type of such operation, the date of commencement; the date of completion or closure or anticipated date of completion or closure; the estimated cost of any such operation; whether Trust Fund or assessment insurance coverage for such operation exists or has been denied or excluded; and whether any Trust Fund or insurance deductible has been met.

          (c) The Company has not and does not utilize, store, dispose of, treat, generate, process, transport, release or own any Hazardous Substance in violation of any environmental Law.

          (d) Except as set forth on Schedule 5.16(d) hereto, the Company has, in a timely manner, obtained all Approvals and filed all reports required to be filed under or pursuant to any applicable environmental Law related to any Hazardous Substance or Petroleum Products.

          (e) Except as set forth on Schedule 5.16(b), the Company has not received any notice of any writ, injunction, decree, order or judgment outstanding or of any Action instituted or threatened under or pursuant to, or of any violation of, any environmental Law applicable to any of the Real Property or Leased Real Property, including, without limitation, any notice from any Governmental Authority or other Person advising the Company that it is or is potentially responsible for response costs under CERCLA or any other Law with respect to a release or threatened release of any Hazardous Substances or Petroleum Products.

          (f) Except as set forth on Schedule 5.16(b), the Company has not received any notice of any violation of any environmental, zoning, worker safety or land use Law, including, without limitation, under CERCLA, the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.) (together with the regulations promulgated thereunder, "RCRA"), the Oil Pollution Act of 1990 (33 U.S.C. 2701, et seq.) (together with the regulations promulgated thereunder, "OPA"), the Emergency Planning and Community Right-to-Know Act, as amended (42 U.S.C. Section 11001, et seq.) (together with the regulations promulgated thereunder, "Title III"), the Clean Water Act, as amended (33 U.S.C. Section 3121, et seq.) (together with the regulations promulgated thereunder, "CWA"), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.) (together with the regulations promulgated thereunder, "CAA"), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.) (together with the regulations promulgated thereunder, "TSCA"), and any state or local similar laws and regulations and any so-called local, state or federal "superfund" or "superlien" law.

          (g) Schedule 5.16(g) hereto contains a true and complete list and description of every underground storage tank system, including pumps and lines, on the Real Property and the Leased Real Property (each, a "Tank"). During all relevant times, each Tank has been registered with GDNR and satisfies all applicable regulatory requirements. Each of the Tanks and related equipment and apparatus has been upgraded to meet all applicable legal and regulatory requirements. None of such tanks has been or is being used for the storage of waste oil or Hazardous Materials.

               The Company has properly "opted out" of coverage of certain Tanks with the Trust Fund. Schedule 5.16(g) identifies as to each Tank the prior applicable period of coverage, if any, of such Tank under the Trust Fund.
     Schedule 5.16(g) identifies all pending claims with the Trust Fund ("Pending Trust Fund Claims"). The Company has satisfied all applicable requirements for coverage under the Trust Fund with respect to the Pending Trust Fund Claims. To Seller's Knowledge but with Indemnity, the Company has not taken or allowed any action or failed to take any action which could result in revocation of such coverage for Pending Trust Fund Claims or a required refund of prior payments made by the Trust Fund.

               Each of the Tanks listed on Schedule 5.16(g) is now either covered under the Trust Fund or covered under the Environmental Insurance Policies attached to Schedule 5.16(g). The Environmental Insurance Policies contain retroactive dates for each Tank as specified on Schedule 5.16(g), and a true, correct, and complete copy of each Environmental Insurance Policy is attached at Schedule 5.16(g). To Seller's Knowledge but with Indemnity, the Company has satisfied all applicable requirements for coverage under the Trust Fund and under the Environmental Insurance Policies. The Company has not taken or allowed any action or failed to take any action which could result in revocation of, or denials of claims under, the Trust Fund or the Environmental Insurance Policies.

          (h) Except as set forth on Schedule 5.16(b), there has been no release or threat of release of Hazardous Materials or Petroleum Products at or from the Tanks, Petroleum Equipment, Stores, Real Property, or Leased Real Property in amounts or in a manner that, individually or in the aggregate, could reasonably be expected to require investigation, notification, or remediation under any environmental Law.

          (i) To Seller's Knowledge but with Indemnity, there are no unregistered underground storage tanks, including pumps and lines, or aboveground storage tanks on the Real Property or the Leased Real Property.

     5.17 Property of Others. Schedule 5.17 set forth a list and description of
          ------------------
(a) any consignment inventory or finished goods owned by suppliers of the Company and stored upon the Company's premises or otherwise and (b) any other item of personal property owned by another and located upon the Company's premises or otherwise. Without limiting the foregoing, all items of personal property for which the Company is accountable under any consignment contract, or otherwise are fully accounted for with no shortages or missing or lost items, are in workable, usable and saleable condition and have suffered no damage or deterioration, normal wear and tear excepted. Should shortages exist at Closing, the Seller shall be responsible for any required compensation or replenishment.

     5.18 Equipment, Etc.
          --------------

          (a) Schedule 5.18(a) hereto contains a true and complete list of all computer equipment, Petroleum Equipment, Store Equipment, furniture and other tangible personal property and assets owned by the Company and used in the Business.

          (b) Schedule 5.18(b) contains a true and complete list of all computer equipment, Petroleum Equipment and Store Equipment owned by third parties and used in the Business.

     5.19 Condition of Tangible Assets. The facilities, computer equipment,
          ----------------------------
Store Equipment, Petroleum Equipment, furniture, fixtures, buildings and other tangible assets which are used in the Business or are a part of the Real Property or Leased Real Property are in good operating condition and repair and are adequate for the uses to which they have been put by the Company in the ordinary course of the business of the Business, except for ordinary wear and tear and parts or repairs of an immaterial nature in the aggregate. The Company has not received any notice of any violation of any Law in respect of its assets that has not been cured. All of the equipment necessary for the sustained uninterrupted operation of the Business complies, and during Company's operation of the Business such equipment has complied, in all material respects with all applicable Laws. The inventories of the Business are of good and merchantable condition.

     5.20 Sufficiency of Assets. Except for the Excluded Assets, or as set
          ---------------------
forth on Schedule 5.18(b) , the assets which the Company will own as of Closing will constitute all of the property, assets and contractual rights (a) adequate for the conduct of the Business as presently conducted and (b) presently used by the Company with respect to the Business. The

Business has, and on the Closing Date will have, a normal operating supply (consistent with past practices) of Inventories and Store Supplies.

     5.21 Tax Matters.
          -----------

          (a) The Company has timely filed all Tax Returns that it was required to file and has paid all Taxes shown thereon. All of the Tax Returns are true, current and completed, and all income has been properly reported and no improper deductions have been claimed.

          (b) Schedule 5.21(b) lists all income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1993 that have been audited and that currently are the subject of audit. Seller has delivered to Purchaser correct and complete copies of all federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1993.

          (c) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (d) The Company is not, and has not been at any time, a party to a tax sharing, tax indemnity or tax allocation or sharing agreement, and the Company has not assumed the tax liability of any other Person under contract.

          (e) Other than ad valorem property tax matters, there is no action, suit, investigation, audit, claim or assessment pending, proposed or, to the Seller's Knowledge, threatened with respect to Taxes of the Company.

          (f) All monies required to be withheld by the Company from all persons properly characterized as employees for federal, state or local tax purposes, including income Taxes and social security and other payroll Taxes, have been collected or withheld as required by applicable law, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books and records of the Company and, to the extent so set aside, accrued or received, taken into account in determining Working Capital for the purposes of the Closing Balance Sheet.

          (g) Following the Closing Date, pursuant to any agreement or arrangement entered into by the Company on or prior to the Closing Date, neither the Company nor the Purchaser will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (h) All deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in (a) have been paid in full, other than those being contested in good faith through appropriate proceedings.

          (i) There are no liens for Taxes upon the assets of the Company except liens relating to current Taxes not yet due.

          (j) The Company has not been a member of an Affiliated group filing a consolidated federal income Tax Return, nor does it have any liability for the Taxes of another Person under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          (k) Within the last ten (10) years, no claim has been made by a Tax authority in a jurisdiction where the Company has never paid Taxes or filed Tax Returns asserting that the Company is or may be subject to Taxes assessed by such jurisdiction.

          (l) No claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (m) There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (n) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any independent contractor, creditor, stockholder or other third party.

          (o) Except as set forth on Schedule 5.21(o), Seller does not expect any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any liability for Tax of the Company either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which any of the Sellers has Knowledge based upon personal contact with any agent of such Governmental Authority.

          (p) The Company has a taxable year ending on October 31 for each of the last five (5) fiscal years.

          (q) The Company currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed in the past five (5) years. The Company has not agreed to, and is not and will not be required to, make any adjustments under Section 481(a) of the Code as a result of a change in accounting methods, except the following: (i) retail motor fuel outlet asset tax life election made for fiscal year ended October 31, 1996; and (ii) inventory method change from LIFO to FIFO beginning in the fiscal year ended October 31, 1998.

          (r) The Company is not, nor has it been at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a "United States real property holding corporation" within the meaning of
     Section 897(c)(2) of the Code.

          (s) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

          (t) The Company has no net operating losses or other Tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code, or the federal consolidated return regulations.

     5.22 Finders or Brokers. Neither the  Seller nor the Company has employed
          ------------------
any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who is entitled to any fee or commission in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby.

     5.23 Disclosure of Material Facts. To the Knowledge of the Seller, no
          ----------------------------
provision of this Agreement or any document delivered to the Purchaser in connection with the transactions contemplated hereby contains or will contain at Closing any untrue statement of a material fact with respect to the Seller, the Company, the Business or the Stores or omits or will omit at Closing to state a material fact with respect to the Seller, the Company, the Business or the Stores necessary in order to make the statements herein or therein not misleading.

     5.24 Certain Interests; Affiliate Transactions. Schedule 5.24 hereto sets
          -----------------------------------------
forth a true and complete list and detailed description of all written and material unwritten agreements, commitments, obligations and understandings binding upon or relating to the Company or Business which provide for or reflect the sale by the Company or the Business to, or the purchase by the Company or the Business from, any of the Seller, or member of Seller's family, or any Affiliate of any products, goods, supplies, equipment or services and indicates which of such agreements, if any, will survive the Closing. Except as described in detail on Schedule 5.24 hereto, the termination of any such agreement, commitment or understanding may be accomplished by the Company without penalty on no more than sixty (60) days' notice and would not have a material adverse effect on the Condition of the Company or the Business.

     5.25 Employee Benefit Plans.
          ----------------------

          (a) Schedule 5.25 lists all Employee Benefit Plans that the Company maintains or has maintained or to which the Company contributes ("Company Plans"). An arrangement will not fail to be an Employee Benefit Plan simply because it only covers one individual. For purposes of this Section 5.25, the term "Company" includes any entity that is aggregated with the Company under Code Section 414.

          (b) Each Company Plan (and each related trust, insurance contract or fund) complies in form and in operation and has been administered in all material respects in accordance with the applicable requirements of ERISA, the Code, and all other applicable laws.

          (c) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each Company Plan in a timely manner and are fully deductible in the year for which they were paid. All amounts properly accrued to date as liabilities of the Company under or with respect to each Company Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the plan have been recorded on the books of the Company. There will be no liability of the Company under any insurance policy or similar arrangement procured in connection with any Company Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability arising wholly or partially out of events occurring before the Closing Date.

          (d)  Each Company Plan that is intended to be qualified under Code
     Section 401(a) has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code
     Section 401(a) and nothing has occurred before or since the date of such determination letter that would have a material adverse effect on such qualification.

          (e) Current, correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the three (3) most recent Form 5500 Annual Reports, and all related trust agreements, insurance contracts, and other funding agreements that implement each Company Plan, and any related financial statements, actual reports or audited reports have been delivered to Purchaser.

          (f) No action suit, proceeding, hearing, audit, or investigation with respect to the administration or the investment of the assets of any Company Plan (other than routine claims for benefits or relating to qualified Domestic Relations Orders) is pending and, to the Knowledge of Seller, no such action, suit, proceeding, hearing, audit, or investigation has been threatened. No "prohibited transactions" (within the meaning of Section 406 of ERISA or Code Section 4975) has occurred with respect to any Company Plan.

          (g) The Company does not now, and has never in the past been obligated to, contribute to or otherwise participate in a plan subject to Title IV of ERISA.

          (h) The Company has complied in all material respects with the COBRA health care continuation requirements set forth in Part 6 of Title I of ERISA.

          (i) The Company has no obligation under any Company Plan or otherwise, that will not be terminated or indemnified at Closing, to provide health or other welfare benefits to any participant or beneficiary of a participant after such participant's termination of employment, except as required by Part 6 of Title I of ERISA.

          (j) The consummation of the transactions contemplated by this Agreement will not result in the payment of any amounts or an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any present or former employee or consultant of the Company.

          (k) None of the persons performing services for the Company has been improperly classified as independent contractors, leased employees, or as being exempt from the payment of wages for overtime.

          (l) None of the Company Plans is part of a Multiple Employer Welfare Arrangement, as that term is defined in ERISA Section 3(40).

          (m) Each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to the Purchaser (other than ordinary administration expenses typically incurred in a termination event).

          (n) At no time has the Company or any Affiliate contributed to or been requested to contribute to any Multiemployer Plan, as that term is defined in ERISA Section 3(37).

     5.26 Intellectual Property. Schedule 5.26 sets forth a complete list of
          ---------------------
all material trademarks, trade names, product identifiers and/or trade dresses of any type whatsoever that are presently used in the business of the Company, other than such items that identify products or services of third parties that are sold by the Company in the ordinary course of business (the "Company Trademarks"), and all licenses that it has with respect to any intellectual property of a third party used in the business of the Company (other than shrink-wrap software licenses) and indicates each Company Trademark that is registered in the name of the Company on the Principal Register of the United States Patent and Trademark Office. To the Knowledge of Seller, there is no infringement of the Company Trademarks by others. To the Knowledge of Seller, the use of the Company Trademarks in the Business (as the Business is now being conducted) does not result in any infringement of the rights of others. The Company is the sole and legal owner of the Company Trademarks and there is no claim by any other person that such other person is the legal owner of such Company Trademarks. The Company has not granted any license or right to use any Company Trademark to any other person, except as identified in Schedule 5.26.

     5.27 Bank Accounts; Powers of Attorney. Schedule 5.27 sets forth a
          ---------------------------------
complete and accurate list, as of the date of this Agreement, of:

          (a) the name of each financial institution in which the Company has any account or safe deposit box;

          (b)  the names in which the accounts or boxes are held;

          (c)  the type of account;

          (d) the name of each Person authorized to draw thereon or have access thereto; and

          (e) the name of each Person holding a general or special power of attorney from the Company and a description of the terms of such power.

     5.28 Liabilities and Obligations; Claims.
          -----------------------------------

          (a) Except as set forth on Schedule 5.28, the Company is not liable for or subject to any Liabilities other than:

               (i) those Liabilities reflected on the Financial Statements and not previously paid or discharged;

               (ii) those Liabilities arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise (but no Liabilities for breaches thereof); and

               (iii) those Liabilities incurred since October 31, 1998 in the ordinary course of business consistent with past practice, which Liabilities are not, individually or in the aggregate, material (none of which is a liability for breach of contract, breach of warranty for infringement, claim or lawsuit).

          (b) Schedule 5.28 includes a reasonable estimate of the maximum amount of each Liability which is being contested and is not included on another Schedule to this Agreement.

          (c)  Except as reflected in the Financial Statements or set forth on
     Schedule 5.28, no past or present shareholder has any claim against the Company, nor is the Company or the Seller aware that any third party has any claims against the Company.

          (d) Schedule 5.28 also includes a summary description of all the Company's plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the Company has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company would require additional material expenditures of capital.

          (e) Schedule 5.28 contains a complete list of all the Company's interest bearing indebtedness (excluding leases for personal property and ordinary course accounts payable), including the names of creditors, payment terms, balances due and security interests.

     5.29 Names; Predecessor Status; Etc. Schedule 5.29 sets forth a listing of
          -------------------------------
all legal names, trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) of the Company, and all of their predecessor companies during the five-year period immediately preceding the Closing. During the five-year period immediately preceding the Closing, the Company has operated only under the names set forth on Schedule
5.29 in the jurisdiction or jurisdictions set forth on Schedule 5.29. The Company has not been a Subsidiary or division of another corporation or a part of an acquisition which was later rescinded. Schedule 5.29 also includes the names of any entities from which the

Company has acquired a substantial portion of the assets within the five-year period immediately preceding the Closing.

     5.30 Books and Records. The Company has made and kept books and records
          -----------------
and accounts which accurately, completely and fairly reflect the activities of the Company. The Company has not engaged in any transaction, maintained any bank account, or used any corporate funds except for transactions, bank accounts, and funds which have been and are reflected in its normally maintained books and records.

     5.31 Relations with Governments. The Company has not made, offered or
          --------------------------
agreed to offer any thing of value to any governmental official, political party or candidate for government office, in violation of application law nor has it otherwise taken any action that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

     5.32 Year 2000 Compliance.
          --------------------

          (a) As used in this Section 5.32, the term "System" refers to computer applications and to all hardware, firmware, software and other equipment, and components of such equipment required for such computer applications, and the term "Year 2000 Compliant", as it applies to a System means that the System:

               (i) Will function properly and completely as designed before, during and after January 1, 2000, without changes in operation in connection with dates after December 31, 1999;

               (ii) Will not abnormally end or abort or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references dates after December 31, 1999, or dates falling in different centuries;

               (iii) Will respond to two digit date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner and will store and provide output of date information in ways that are unambiguous as to century; and

               (iv) Will correctly recognize and process the date of February 29, and any related data, during leap years, including the leap year occurring in the year 2000.

          (b) Schedule 5.32 describes (i) the steps the Company has completed to date in order to determine whether or not its Systems are Year 2000 Compliant, (ii) the degree to which, to Seller's Knowledge, its Systems are Year 2000 Compliant and a list or description of its Systems that are not Year 2000 Compliant, (iii) an estimate of the costs incurred to date in order that its Systems will be Year 2000 Compliant, and (iv) an estimate of the expected costs that will need to be incurred in the future for its Systems to be completely Year 2000 Compliant (broken down by hardware and software).

     5.33 Sales of Stores or Properties. Except as set forth on Schedule 5.33,
          -----------------------------
during the past ten (10) years the Company has not sold or transferred any convenience store or real property or any interest therein.


                                  ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

     The Purchaser hereby represents and warrants to the Seller as follows:

     6.1  Organization and Good Standing. The Purchaser is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and is authorized to transact business in the State of Georgia.

     6.2  Power and Authority. The Purchaser has all requisite power and
          -------------------
authority to enter into and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all corporate actions on its part required by applicable Law, its Certificate of Incorporation and By-Laws.

          This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general equitable principles.

     6.3  No Violation. Neither the execution and delivery by the Purchaser of
          ------------
this Agreement, the performance by it of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will (i) contravene any provision of its Certificate of Incorporation or By-Laws; (ii) violate any material agreement or instrument to which it is a party or by which it or any of its assets or properties may be bound; (iii) violate any material Law or any judgment, decree or order of any court or other Governmental Authority or any arbitration award to which it is subject or by which it or any of its assets or properties may be bound; or (iv) have a material adverse effect on the Purchaser's business or operations.

     6.4  No Actions. There is no Action pending or, to the knowledge of the
          ----------
Purchaser, threatened, against it or any of its assets, properties or rights before any court or other Governmental Authority which (i) questions or challenges the validity of this Agreement or any action taken or proposed to be taken by it pursuant hereto or in connection with the transactions contemplated hereby or (ii) could, if adversely determined, have a material adverse effect on the transactions contemplated hereby.

     6.5  Approvals. To the knowledge of the Purchaser, neither any
          ---------
declaration, filing or registration with, nor any Approval of, any Governmental Authority is required to be made or obtained by or with respect to it in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except such filings as may be required by the Hart-Scott-Rodino Antitrust Improvements Act, as amended, as to which Purchaser shall pay the filing fee.

     6.6  Disclosure of Material Facts. To the knowledge of the Purchaser, no
          ----------------------------
provision of this Agreement contains or will contain at Closing any untrue statement of a material fact with respect to it or omits or will omit at Closing to state a material fact with respect to it necessary in order to make the statements herein or therein not misleading.

     6.7  Finders or Brokers. The Purchaser has not employed any investment
          ------------------
banker, broker, finder or intermediary in connection with the transactions contemplated hereby who is entitled to any fee or commission in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.


                                  ARTICLE VII

            CERTAIN OBLIGATIONS OF THE SELLERS PRIOR TO THE CLOSING
                   OR EARLIER TERMINATION OF THIS AGREEMENT
                   ----------------------------------------

     The Seller hereby covenants that, except as otherwise consented to in writing by the Purchaser, from and after the date hereof until the Closing or the earlier termination of this Agreement:

     7.1  Conduct of Business. The Company shall carry on the business and
          -------------------
operations of the Business only in the ordinary course and in the same manner as heretofore conducted, including, without limitation: (a) performing in all material respects all of its material obligations under all Contracts and agreements to which it is a party or by which it or any of its assets or properties are bound and which relate to or affect the Business; (b) using its reasonable efforts to maintain and preserve (i) all of the properties, equipment, and other assets of the Business in good repair, working order and condition (except for ordinary wear and tear), (ii) the present workforce of the Company and the Business, (iii) all of the Approvals relating to or affecting the Business in good standing, (iv) inventory levels as normal and customary,
(v) usual and customary pricing policies and (vi) its present relationships with, and the good will of, the agents, suppliers, and customers of the Business and others with which it has business relations which relate to or affect the Business; and (c) keeping in full force and effect the Insurance Policies. The Seller shall consult with the Purchaser from time to time, upon the reasonable request of the Purchaser, with respect to the conduct of the Business.

     7.2  Restricted Activities and Transactions. Without the prior written
          --------------------------------------
consent of the Purchaser or as otherwise permitted by this Agreement, the Company shall not engage in (or commit or agree to engage in) any one or more of the following activities or transactions: (a) directly or indirectly create, incur or assume any Lien (other than Permitted Liens) on or with respect to any property or asset (including any document or instrument in respect of goods), whether now owned or hereafter acquired, or any income or profits therefrom; (b) except as specifically provided for in this Agreement, transfer, or agree to transfer, any part of the Company's assets, properties or rights, other than in the ordinary course of the business of the Business in accordance with past practice (provided the Company may sell the Store identified as Store K67 on Schedule 1.1 hereto); (c) enter or agree to enter, into any agreement or arrangement granting any rights to purchase any of the Company's assets, properties or rights or requiring the consent of any party to the Transfer of any such assets, properties or rights; (d) make or permit to be made any amendment to or termination of any Contract except lease modifications assigning rights of first refusal and options to purchase to Seller as set forth on Schedule 7.2(d) or any Approval other than in the ordinary course of business in accordance with past practice; (e) make any change in any profit-sharing, pension, retirement, long-term disability, hospitalization, insurance or other Employee Benefit Plan, payment or arrangement, except as required by Law; (f) enter into any collective bargaining agreement; (g) enter into any contract or agreement except in the ordinary course of business in accordance with past practice and in no event for a term in excess of one year; (h) enter into any compromise or settlement of any Action affecting or relating to the Company or the Business or any of its properties or assets; (i) purchase any capital items over $10,000, individually or in the aggregate, (j) incur any additional Liabilities, except as specifically permitted in this Agreement, (k) do or permit to occur any of the things referred to in Section 5.9 hereof other than in the ordinary course of business; (l) amend its Articles of Incorporation or By-Laws; (m) merge or consolidate with or into any other corporation or corporation; (n) issue or sell any of its stock, authorize any such issuance or sale, or accept or take subscriptions therefor; (o) pay any dividends or other distributions or payments on account of or in connection with its capital stock, including the Shares except that the Company may pay dividends, not to exceed $200,000, to Seller to apply to his tax liability attributable to the Company; or (p) otherwise take any other Action or permit any other event to occur which would result in a breach of any of the representations or warranties set forth in Article V hereof.

     7.3  Cooperation. The  Seller shall use his best efforts to cause the
          -----------
transactions contemplated by this Agreement to be consummated and the conditions to closing to be satisfied. Without limiting the generality of the foregoing, the Seller shall, or shall cause the Company to, (a) obtain, or cause to be obtained, all Approvals of, make all filings with and give all notices to, all such Governmental Authorities and other Persons as may be necessary or reasonably requested by the Purchaser in order to consummate the transactions contemplated by this Agreement and (b) give prompt notice to the Purchaser of
(i) any notice of, or other communication relating to, any default, or any event which, with the giving of notice or the lapse of time or both, would become a default, under, any material Contract to which the Company is a party or by which it or its assets or properties are bound and which affects or relates to the Business and (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the execution and delivery of this Agreement or the transactions contemplated hereby. In addition, Seller shall take such action as is reasonably requested by Purchaser to enable Purchaser or the Company to obtain alcoholic beverage licenses, and other required licenses or permits, for the Stores as of the Closing Date.

     7.4  No Negotiations. Except for the Excluded Assets, until November 11,
          ---------------
1999 or earlier termination, neither the Company, the Seller, nor any of the Representatives of any of them, shall, directly or indirectly, in any way contact, initiate, enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any Person with respect to the sale of the Shares, the Business or all or any significant portion of the assets of the Company, or any other business consideration involving the Company. The

Seller shall, immediately upon receipt thereof by them, the Company, or any of their respective Affiliates or Representatives, notify the Purchaser of any offer by any Person to make any such purchase or enter into any such agreement.

     7.5  Access to the Business. The Seller hereby acknowledges that the
          ----------------------
Purchaser, its Affiliates, and their respective Representatives (collectively, the "Purchaser Group") may continue their due diligence investigation of the business, operations and affairs of the Business and the Company through and until the Closing. The Seller and the Company shall cooperate fully with such investigation and, upon reasonable prior notice, shall afford the Purchaser Group reasonable access, during normal business hours and at other reasonable times, to all corporate books and records, and Stores and other facilities of the Company, in order that the Purchaser Group may have the opportunity to make such investigations thereof as it shall deem necessary or desirable. The Seller shall furnish the Purchaser Group with any applications or statements to be made to any Governmental Authority in connection with the transactions contemplated by this Agreement. Further, the Seller shall assist the Purchaser Group in contacting and communicating with the Company's independent accountants, suppliers and other Persons having dealings with the Company. None of the information furnished hereunder or obtained by the Purchaser Group during its due diligence investigation of the Company shall in any way release the Seller from the representations and warranties made by them in this Agreement. Until October 7, 1999, Purchaser's satisfaction, in its sole discretion, with the results of its due diligence investigation shall be a condition precedent to Closing.

          Commencing on the day following the date of this Agreement, Purchaser and its Representatives shall be allowed to make such environmental and other engineering investigations, including Phase I and Phase II analysis and testing, as Purchaser shall, in its sole discretion, deem appropriate. Purchaser shall bear the expense of such testing. The Seller and the Company will immediately deliver to the Purchaser copies of all environmental reports, copies of all environmental related claims, inquiries or requests for information by third parties, and copies of all correspondence with environmental regulatory agencies regarding each Store and each parcel of Real Property and Leased Real Property. The Purchaser's satisfaction, in its sole discretion, with the results of any and all such environmental analysis and testing, including without limitation, as to the properties identified on Schedule 5.33, as well as its review of all such information provided by Seller or the Company, will be a condition precedent to Closing. Purchaser shall share the results of any and all such environmental analysis and testing with Seller after receipt thereof, but not later than October 7, 1999.

     7.6  Disclosure Regarding the Seller. The Seller shall, upon reasonable
          -------------------------------
request, provide the Purchaser Group with such information and documentation concerning the Company and the Seller as may be reasonably necessary for the Purchaser Group to verify performance of and compliance with the representations, warranties, covenants and conditions of the Seller contained herein.

     7.7  Confidentiality. The Seller shall, and shall cause the Company and
          ---------------
their Affiliates and the Representatives to, keep confidential, and not disclose to others, any Proprietary Information used or usable by or relating to, and obtained from, the Purchaser, any of its Affiliates or any of the Representatives of any of them, to the extent that such information is not or does not become readily available to the public or is not required to be disclosed by applicable Law or court order. In the event this Agreement is terminated prior to Closing, Seller shall not use, nor allow the Company or any Affiliate to use, such information in competition with Purchaser.

     7.8  Real Property Matters. Within ten (10) days from the date hereof, but
          ---------------------
in any event prior to Closing, Seller shall cause to be delivered to Purchaser all surveys and title insurance policies for each parcel of Real Property or Leased Real Property for which Seller or the Company has a survey or title insurance policy, but neither Seller nor the Company shall be obligated to obtain or pay for any new surveys or title insurance policies.

     7.9  Certain Employees. At least twenty-one (21) days prior to Closing,
          -----------------
Purchaser shall deliver to the Seller a list of the employees who will not be employed by the Company after Closing. Seller shall either provide employment for such employees or terminate such employees so that neither the Purchaser nor the Company shall have any obligation for the employment or severance of such employees after the Closing Date.

          Seller has provided to Purchaser a list of store employees, managers and district managers setting forth their current salaries and wage rates. Such salaries and wage rates have not been increased and will not be increased by the Company without the prior written consent of Purchaser.


                                 ARTICLE VIII

                  CERTAIN OBLIGATIONS OF THE PURCHASER PRIOR
            TO THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT
            -------------------------------------------------------

          The Purchaser hereby covenants that, except as otherwise provided herein or consented to in writing by the Seller, from and after the date hereof until the Closing or the earlier termination of this Agreement:

     8.1  Cooperation. The Purchaser shall use its best efforts to cause the
          -----------
transactions contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all Approvals (which it is responsible to obtain) of, make all filings with and give all notices to, all such Governmental Authorities and other Persons as may be necessary or reasonably requested by the Seller in order to consummate the transactions contemplated by this Agreement.

     8.2  Disclosure Regarding the Purchaser. The Purchaser shall, upon
          ----------------------------------
reasonable request, provide the Seller with such information and documentation concerning the Purchaser as may be reasonably necessary for the Seller to verify performance of and compliance with the representations, warranties, covenants and conditions of the Purchaser contained herein.

     8.3  Confidentiality. The Purchaser shall, and shall cause each of its
          ---------------
Affiliates and the Representatives of each of them to, keep confidential, and not disclose to others, any information used or usable by or relating to, and obtained from, the Seller, the Company, any of their Affiliates or any of the Representatives of any of them, to the extent that such

Information is not or does not become readily available to the public or is not required to be disclosed by applicable Law or court order. In the event this Agreement is terminated prior to Closing, Purchaser shall not use, nor allow its Affiliates to use, such information in competition with the Company.


                                  ARTICLE IX

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER
           --------------------------------------------------------

     Each and every obligation of the Purchaser under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at the Closing, of each of the following conditions:

     9.1  Representations and Warranties True. The representations and
          -----------------------------------
warranties of the Seller contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date.

     9.2  Performance  The Seller and the Company shall have performed and
          -----------
complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

     9.3  No Adverse Changes.
          ------------------

          (a) None of the Stores, or other assets or properties of the Company material to the operation of the Business, shall have been damaged, destroyed or taken by condemnation to such an extent that substantial operation of a Store or the Business cannot continue or under circumstances where the loss thereof will not be substantially reimbursed through the proceeds of insurance (including, without limitation, business interruption insurance) or condemnation awards.

          (b) Except for the Excluded Assets, no material adverse change shall have occurred in the Condition of the Company or the Business since the date of this Agreement.

     9.4  Approvals. Except as set forth on Schedule 9.4, all filings,
          ---------
declarations and registrations with, and Approvals from, all Governmental Authorities and other Persons required by applicable Law or otherwise required or desirable for the consummation of the transactions contemplated hereby or the conduct of the business of the Business as it is currently being conducted shall have been made or obtained and shall be in full force and effect, except to the extent that making any such filing, declaration or registration or obtaining any such Approval shall have been waived in writing by the Purchaser.

     9.5  Financing; Lender Approval. The Purchaser shall have received a
          --------------------------
satisfactory financing commitment and shall have received any required consents or approvals from its lenders by October 14, 1999.

     9.6  Deliveries. The Seller shall have also delivered to the Purchaser, at
          ----------
or prior to the Closing, the following:

          (a) stock certificates evidencing the Shares, duly endorsed, or accompanied by duly executed stock powers;

          (b)  all of the corporate books and records of the Company;

          (c) a certificate of good standing for the Company, dated not earlier than twenty (20) days prior to the Closing Date, of each of (i) the Secretary of State of Georgia and (ii) the Department of Revenue of Georgia (if available);

          (d) resignations of the officers and directors of the Company, effective as of Closing;

          (e) such certificates of the Seller to evidence compliance with the conditions set forth in Sections 9.1 through 9.4, and 9.7 and 9.8 hereof, and any other certificates to evidence compliance with the conditions set forth in this Article IX as may be reasonably requested by the Purchaser or its counsel;

          (f) the opinion of Whelchel & Dunlap, counsel to the Seller, dated the Closing Date and addressed to the Purchaser in form and substance reasonably satisfactory to the Purchaser and its counsel;

          (g) the Environmental Escrow Agreement, and the Holdback Escrow Agreement;

          (h) releases of all guaranties pursuant to which the Company has guaranteed the obligations for borrowed money of another Person, including without limitation, the guaranties referred to in Schedule 5.9(p); and

          (i) such other documents or certificates as shall be reasonably requested by the Purchaser or its counsel.

     9.7  Absence of Litigation.  There shall be no Action pending or
          ---------------------
threatened before any court or other Governmental Authority which seeks to (a) invalidate or set aside, in whole or in part, this Agreement, (b) restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or thereby, (c) restrict or prohibit the operations or business activities of any of the Stores, or (d) obtain substantial Damages in connection therewith.

     9.8  Insurance.  All policies and programs of insurance relating to the
          ---------
assets, properties, business, operations or employees of the Company, including the Insurance Policies, have been maintained by the Company in full force and effect to and including the Closing Date.

     9.9  Environmental Matters.
          ---------------------

          (a) The Purchaser shall, in its sole discretion, be satisfied with the results of any and all environmental analyses and of its review of environmental information provided by Seller, referred to in Section 7.5 hereof. If the Seller receives written notice from the Purchaser that Purchaser is not satisfied with such environmental analyses or review, the Seller shall take such steps necessary to satisfy Purchaser or may terminate this Agreement by written notice to the Purchaser and the effect of such termination shall be the same as a termination pursuant to Section 4.1(a) hereof. The absence of any notice from Purchaser pursuant to this Section shall neither obviate, supersede nor waive any provisions of Sections 5.16 or 11.3 hereof.

          (b) Seller shall have completed, or caused to be completed, to Purchaser's reasonable satisfaction, all of the items listed in Schedule 9.9(b) relating to environmental matters, which may be updated by Purchaser up to the date of Closing.

     9.10 Due Diligence. The Purchaser shall, in its sole discretion, be
          -------------
satisfied with the results of its due diligence investigation (other than environmental); provided that this condition shall expire and be of no further effect after October 7, 1999.

     9.11 Long Term Debt. Purchaser shall have received satisfactory evidence
          --------------
that all Long Term Debt of the Company has been paid, or will be paid, at Closing.

     9.12 401(k) Plan. If requested by the Purchaser to do so, the Company shall
          -----------
have taken all action necessary to cause the termination of the Company's participation in the medical plan of Mansfield Oil Co. of Gainesville, Inc. and the Mansfield Oil Company 401(k) Plan and, except as may be reflected on the Closing Balance Sheet, the Company shall have no further liability with respect thereto.

     9.13 Arrangements with Seller's Father. All contracts, consulting
          ---------------------------------
agreements and other arrangements between the Company and Seller's father shall be terminated on or before the Closing Date, and Seller's father shall have executed and delivered to Purchaser a general release of all claims against the Company or the Seller will indemnify the Purchaser and the Company with regard to all such matters.


                                   ARTICLE X

                            CONDITIONS PRECEDENT TO
                         THE OBLIGATIONS OF THE SELLER
                         -----------------------------

     Each and every obligation of the Seller under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at the Closing, of each of the following conditions:

     10.1 Representations and Warranties True. The representations and
          -----------------------------------
warranties of the Purchaser contained in this Agreement shall be true and correct as of the date of this

Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date.

     10.2 Performance. The Purchaser shall have performed and complied in all
          -----------
material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

     10.3 Approvals. All filings, declarations and registrations with and
          ---------
Approvals from all Governmental Authorities and other Persons required by applicable Law or otherwise required or desirable for the consummation of the transactions contemplated hereby shall have been made or obtained and shall be in full force and effect, except to the extent that making any such filing, declaration or registration or obtaining any such Approval shall have been waived in writing by the Seller.

     10.4 Deliveries. The Purchaser shall have delivered to the Seller, at or
          ----------
prior to the Closing, the following:

          (a)  payment of the Purchase Price as described in Section 2.4 hereof;

          (b) a good standing certificate, dated not earlier than twenty (20) days prior to the Closing Date, of the Secretary of State of Delaware, as to the good standing of the Purchaser in Delaware, and a certificate of authorization, dated not earlier than twenty (20) days prior to the Closing Date, of the Secretary of State of Georgia, as to the Purchaser's authorization to transact business in Georgia;

          (c) resolutions, certified as of the Closing Date by the Secretary or Assistant Secretary of the Purchaser, adopted by the Board of Directors of the Purchaser and authorizing the execution and delivery by the Purchaser of this Agreement, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby;

          (d) such certificates of the President or Vice President of the Purchaser to evidence compliance with the conditions set forth in Sections 10.1, 10.2, and 10.3 hereof and any other certificates to evidence compliance with the conditions set forth in this Article X as may be reasonably requested by the Seller or his counsel;

          (e) the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Purchaser, dated the Closing Date and addressed to the Seller, in form and substance reasonably satisfactory to the Seller and his counsel;

          (f) the Environmental Escrow Agreement, and the Holdback Escrow Agreement, duly executed by the Purchaser and with appropriate funds deposited pursuant thereto; and

          (g) such other documents or certificates as shall be reasonably requested by the Seller or his counsel.

     10.5 Proceedings. All corporate and other proceedings in connection with
          -----------
the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to the Seller and his counsel, and the Seller shall have received all such originals or certified or other copies of such documents as it shall have reasonably requested.

     10.6 Absence of Litigation. There shall be no Action pending or threatened
          ---------------------
before any court or other Governmental Authority which seeks to (a) invalidate or set aside, in whole or in part, this Agreement, (b) restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby, or (c) obtain substantial Damages in connection therewith.

     10.7 Petroleum Hauling Agreement with Mansfield Oil Company. Purchaser
          ------------------------------------------------------
shall have entered into a petroleum hauling agreement with Mansfield Oil Company in the form of Exhibit C.

     10.8 Citgo Contract. Purchaser shall have acknowledged and accepted the
          --------------
Company's contractual obligations and unamortized liabilities, up to $2,500,000, to Citgo, in form and substance satisfactory to Citgo such that Seller and any of its Affiliates (other than Company) is removed and relieved of any liability of the Company for such contractual obligations and unamortized liabilities; provided, however, that Seller shall cause Mansfield Oil Company to assign to the Company all of its right, title and interest to CRINDS, fascia lighting, and other upgrades and improvements at the Stores provided by or through Citgo, as well as all rebates to be earned at the Stores from Citgo. Upon the Purchaser's request, Seller will also cause Mansfield Oil Company to terminate its Agreement with the Company dated April 1, 1997.


                                  ARTICLE XI

                        CERTAIN POST-CLOSING COVENANTS
                        ------------------------------

     11.1 Confidentiality.
          ---------------

          (a) From and after the Closing, the Purchaser shall, and shall cause its Representatives to, hold in strict confidence and, except as required by applicable Law, not disclose to others (except its Representatives) or use for any reason whatsoever without the prior written consent of the Seller, any information (unless previously known to the Purchaser or any of its Affiliates from sources other than the Seller or any of their Affiliates or ascertainable from public or published information or trade sources) received by the Purchaser or any of its Affiliates from the Seller concerning the Seller.

          (b) From and after the Closing, the Seller shall, and shall cause its Representatives to, hold in strict confidence and, except as required by applicable Law, not disclose to others (except their Representatives) or use for any reason whatsoever without the prior written consent of the Purchaser, (i) any information (unless previously known to the Seller or any of its Affiliates from sources other than the Purchaser or any of its Affiliates or ascertainable from public or published information or trade sources) received by the Seller or any of its Affiliates from the Purchaser or any of its Affiliates concerning the Purchaser or its Affiliates, or (ii) any information (unless ascertainable from public or published information or trade sources) concerning the Company (except as may relate solely to the Excluded Assets).

     11.2 Noncompetition. For a period of five (5) years from and after the
          --------------
Closing, the Seller, Mansfield Oil Company of Gainesville, Inc., OMS Properties, LLC, Mansfield Systems, Inc., will not engage, directly or indirectly, including through General Outdoor Advertising, Inc., in the operation of, or own or have any interest of any kind, in any convenience store or retail gas station business in the Restricted Area, as defined below. "Restricted Area" shall mean:

          (a) any county in which more than two of the Stores or more than one Depot convenience store is located; and

          (b) the area within five (5) miles of any of the Stores as measured by the most direct public roadway.

          Restricted Area shall not include any Store as to which there has occurred any post-closing default by the Company of any Lease, which default has not been cured and as a result of which, the Company no longer has a leasehold interest in the Leased Real Property on which such Store is located.

Notwithstanding anything herein to the contrary, the terms of this Section 11.2 shall not be construed to prohibit Seller or an Affiliate from continuing to own or operate their existing wholesale petroleum business, maintaining existing wholesale accounts, or supplying petroleum to new wholesale business accounts, or engaging in any of the other activities set forth on Schedule 11.2. Seller and his Affiliates shall be prohibited from providing, financing, or building retail outlets for wholesale customers, petroleum marketing equipment, convenience store facilities, or other retail gasoline facilities within the Restricted Area for the five (5) year period after Closing. Additional terms and conditions of the non-competition agreement shall be as mutually agreed between the parties and set forth on Schedule 11.2 hereto.

     11.3 Responsibility for Environmental Matters.
          ----------------------------------------

          (a) Any assessment or remediation required by Law and any third party claims as to any Tanks, tanks, or Store sites arising from or in any way relating to leaks, releases, spills or discharges of Petroleum Products which are identified on Schedule 11.3(a), as between the parties, shall be the responsibility of the Seller. This responsibility may be satisfied in part by paying the applicable deductible or co-pay to qualify for "first dollar" coverage through the Environmental Insurance Policies or the Trust Fund. The Environmental Escrow Agreement shall be funded initially with an amount mutually determined by the parties as is reasonably sufficient to fulfill this responsibility. The Seller also shall be responsible for registration and proper upgrading of all Tanks, paying or obtaining waivers of deductibles, and for taking all other necessary action to qualify all Tanks for maximum Environmental Insurance Policy or Trust Fund coverage.
     Schedule 11.3(a) may be revised by Purchaser up to the date of Closing.

          (b) The Purchaser or the Company shall be solely responsible for maintaining registration of registered Tanks and Store sites, and for any spills or releases which occur, subsequent to Closing.

          (c) The Seller will remove all aboveground storage tanks and any unregistered underground storage tanks (including pumps and lines) located at the Store sites before the Closing and complete any assessment or remediation required by Law or a Governmental Authority, and defend, indemnify and hold harmless Purchaser and the Company from any and all costs (including reasonable attorneys' fees), expenses, damages or third-party claims in connection therewith. The Purchaser and Seller shall cooperate with each other post-closing to facilitate any assessment or remediation for which Seller is responsible, and, at the request of Purchaser, shall enter into an access agreement, in form satisfactory to Purchaser's counsel, containing usual and customary terms and conditions, including Seller's indemnification of Purchaser for loss or damage caused by its performance hereunder.

          (d) The provisions of Section 11.3 shall neither supersede nor obviate the representations and warranties of the Seller contained in
     Section 5.16, the obligations of the Seller set forth in Section 9.9(b), or the rights and claims of Purchaser relating thereto.

     11.4 Specific Performance; Injunctive Relief. Each of the parties hereto
          ---------------------------------------
acknowledges and understands that any breach or threatened breach by it of
Section 11.1 hereof, or with respect to the Seller, Mansfield Oil Company of Gainesville, Inc., OMS Properties, LLC, and Mansfield Systems, Inc., Section
11.2 hereof, will cause irreparable injury to the non-breaching party and that money damages will not provide an adequate remedy therefor. Accordingly, in the event of any such breach or threatened breach, the non-breaching party shall have the right and remedy (in addition to any others available at law or in equity) to have the provisions of Sections 11.1 and 11.2 hereof specifically enforced by, and to seek injunctive relief and other equitable remedies in, any court having competent jurisdiction.

     11.5 Mutual Cooperation. The parties agree that following the Closing:
          ------------------

          (a) Seller shall allow the Company or Purchaser to use the office complex located at 1175 Airport Parkway, S.W., Gainesville, Georgia, for up to two (2) months following Closing provided such party pays its pro rata share of utilities (but no rent or taxes);

          (b) Purchaser will grant a non-exclusive license for the use of the "Kangaroo" tradename to Seller for use in states other than Georgia, Florida, and South Carolina, and, in the event Purchaser abandons the use of the "Kangaroo" tradename on a permanent basis, Purchaser shall assign all of its rights to such tradename to Seller on terms and conditions mutually agreed upon by the parties.

          (c) Subject to Purchaser's customary employment screening procedures, employment and hiring practices, Purchaser will, after the Closing, cause the Company to continue to employ current district store managers and other personnel employed at the Stores at their current compensation levels.

     11.6 Tax Returns. Seller shall prepare and timely file (or cause to be
          -----------
prepared and timely filed), for all taxable periods ending before the Closing Date, and for the taxable period ending on the Closing Date, all federal, state, local and foreign income Tax Returns required to be filed after the Closing Date on a basis consistent with past practice with respect to which the Company or the assets of the Company are liable or otherwise in any way subject; and the Seller shall be responsible for (and shall pay) all Taxes shown to be due thereon.

     11.7 Payable to Mansfield Oil Company. Purchaser will cause the Company to
          --------------------------------
pay to Mansfield Oil Company the payable for petroleum inventory delivered to the Stores by Mansfield Oil Company, on current terms and conditions.

     11.8 Title to Certain Equipment. Petroleum Equipment and Store Equipment
          --------------------------
at Store locations identified on Schedule 5.18(b) is owned by the landlord as indicated on such Schedule, and not by the Company. In the event Seller becomes the landlord, directly or indirectly, at any such Store location, he shall convey title to such Petroleum Equipment and Store Equipment (or cause such title to be conveyed) to Purchaser or the Company without further consideration.

     11.9 Section 338 Election. The Purchaser and the Seller shall duly and
          --------------------
timely make simultaneous joint elections under Section 338(h)(10) of the Code and Treasury regulation 1.338(h)(10) -1(d) and under any comparable provisions of any applicable state and local tax laws) with respect to the purchase of the Shares. The parties understand and agree that, as a result of such elections, the purchase of the Shares will be treated for U.S. federal income tax purposes as if the Company had sold all of its respective assets in a single transaction on the Closing Date, with the result that the tax consequences of such "deemed sale" of assets shall be required to be included in the final Federal S corporation income tax return of the Company. Allocation of the Purchase Price (and other amounts) among such assets shall be made at the Purchaser's discretion. In addition, all forms and other documents (and accompanying schedules thereto, including schedules reflecting the allocation of the purchase price to such assets) required to be filed in order to make such elections shall be prepared by the Seller and approved by the Purchaser. The Purchaser shall file all such executed forms with the applicable tax authorities. The Purchaser and the Seller agree to act in accordance with such allocations for all purposes (including all Tax and financial accounting purposes).

     Notwithstanding the provisions of Section 12.2.1, the Purchaser shall be responsible for the additional Taxes incurred by the Seller and/or the Company as a result of such elections on a "grossed up" basis, so that such elections will result in no net increase in Seller's Tax Liability arising from his sale of the Shares. The Purchaser shall also reimburse the Seller for reasonable professional fees on a grossed up basis, if applicable, incurred by Seller related to the 338 election. All such payments shall be made by Purchaser to Seller when requested by Seller upon completion of the work performed or when the Taxes become due to allow Seller to make payment when due.

     The Purchaser will indemnify Seller for any Damages incurred by Seller if such elections are challenged.

                                  ARTICLE XII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
          -----------------------------------------------------------

     12.1 Survival of Representations and Warranties. Notwithstanding (a) the
          ------------------------------------------
making of this Agreement, (b) any examination or investigation made by or on behalf of the parties hereto and (c) the Closing hereunder, (i) the representations and warranties of the parties hereto contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen (18) months from and after the date hereof, except for the representations and warranties contained in Sections 5.1 (Ownership of the Shares), 5.15 (Employment Law Matters), 5.16 (Environmental Matters), 5.21 (Tax Matters) and 5.25 (Employee Benefit Plans), which shall survive until the expiration of the applicable statute of limitations for the underlying cause of Action, and (ii) the covenants and agreements of the parties hereto contained in this Agreement (including, without limitation, Seller's indemnification obligations as set forth in Section 9.13) shall survive until fully performed or fulfilled (unless non-compliance with such covenants or agreements is waived in writing by the party or parties hereto entitled to such performance). No claim for indemnification pursuant to Section 12.2 hereof may be brought with respect thereto after the applicable expiration date; provided, however, that if prior to such date a party hereto has notified the other party or parties hereto in writing of a claim for indemnification under this Article XII (whether or not formal legal Action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Article XII.

     12.2 Indemnification. Subject to Sections 12.1 and 12.4 hereof, from and
          ---------------
after the Closing, each of the parties hereto and their respective successors and assigns (each being an "Indemnifying Party") shall indemnify and hold harmless the other party hereto, its Affiliates, successors and assigns, and the Representatives of each of them (each being an "Indemnified Party"), from and against any and all Damages incurred thereby or caused thereto arising out of or relating to (a) any breach or violation of, or failure to properly perform, any covenant or agreement made by such Indemnifying Party in this Agreement, unless waived in writing by the

Indemnified Party; (b) any breach of any of the representations or warranties made by such Indemnifying Party in this Agreement and not waived in writing by the Indemnified Party; (c) with respect to the Purchaser, its ownership and operation of the Company after the Closing Date; and (d) with respect to the Seller, (i) the ownership and operation of the Company and the Business prior to Closing and (ii) the ownership and operation of the Excluded Assets, whether before or after the Closing Date. Except as otherwise expressly provided in
Section 11.2 hereof, no Indemnified Party shall have any recourse of any kind or nature whatsoever against any of the Representatives of any Indemnifying Party.

          12.2.1  Tax Indemnity. Seller agrees to and shall indemnify the
                  -------------
Purchaser, the Company and their respective Affiliates and hold each of them harmless from and against (i) any and all Taxes imposed on or incurred by the Company or the Seller (including, without limitation, any and all Taxes arising out of the consummation of the transactions contemplated hereby, including, without limitation, transfer of Excluded Assets, for all taxable years and periods ending on or prior to the Closing Date (including any short periods ending on or prior to the Closing Date) and (ii) all reasonable legal fees and expenses incurred by the Purchaser, the Company or any such Affiliate with respect to such Taxes, provided that the Purchaser shall provide notice to Seller and give him the opportunity to dispute, settle or otherwise resolve such tax issues at Seller's expense.

          For purposes of paragraph (a) above, any interest, penalty or additional charge included in Taxes shall be deemed to be a Tax for the period in which the item on which the interest, penalty or additional charge is based occurs, and not a Tax for the periods during which the interest, penalty or additional charge accrues.

          If, in connection with the audit of any federal, state, local or foreign Tax Return, any claim or demand is asserted in writing against the Purchaser or the Company that may result in a claim for indemnification under this Section 12.2.1, such party shall notify the Seller of such claim and demand within thirty (30) days of receipt thereof. The Seller shall have the right to control, at his own cost and expense, the defense of such claim or demand. The Purchaser and the Company shall (at the Seller's expense) cooperate fully in such defense as and to the extent reasonably requested by the Seller.

     12.3 Notice and Payment of Claims.
          ----------------------------

          (a) Promptly after receipt by any Indemnified Party of notice of the commencement of any Action, the assertion by any third party of any claim, or otherwise giving rise to indemnification as provided in this Article (collectively, a "Claim"), the Indemnified Party receiving such notice (the "Claim Notice") shall notify the Indemnifying Party in writing of the assertion of such Claim; provided, however, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice. The Indemnifying Party shall have the option, and shall notify the Indemnified Party in writing within ten (10) business days after the date of the Claim Notice of its election either (i) to participate (at its own expense) in the defense of such Claim (in which case the defense of such Claim shall be controlled by the Indemnified Party) or (ii) to take charge of and control the defense of such Claim. The Indemnifying Party's failure to respond shall not relieve the Indemnifying Party of its indemnification obligations under this Section. Each Indemnified Party shall have the right to employ separate counsel and participate in the defense of such Claim, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (1) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party or (2) the named parties in such Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been so advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such Claim on behalf of the Indemnified Party, it being understood, however, that the Indemnified Party shall not, in connection with such Claim, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) and that all such fees and expenses shall be reimbursed as they are incurred).

          (b) If the Indemnifying Party elects (or is deemed to have elected) not to assume the defense of a Claim in accordance with the preceding Section, then the Indemnified Party may settle such Claim without the written consent of, but shall provide notice to, the Indemnifying Party and the Indemnifying Party agrees to indemnify and hold the Indemnified Party harmless from and against any such Claim settled without his or its written consent. As to any claim settled with the Indemnifying Party's written consent (which consent shall not be unreasonably withheld or delayed), the Indemnifying Party agrees to indemnify and hold the Indemnified Party harmless from and against any such Claim by reason of such settlement, according to the obligations of the Indemnifying Party hereunder.

          (c) The Indemnified Party shall provide to the Indemnifying Party, as soon as practicable after the date of the Claim Notice, all information and documentation necessary to support and verify any Damages that the Indemnified Party shall have determined have given or could give rise to a Claim hereunder, and the Indemnifying Party shall be given access to all books and records in the possession or under the control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such Action.

          (d) All Claims under this Article shall be paid by the Indemnifying Party on demand in immediately available funds in U.S. dollars after the liability for Damages thereunder have been finally determined. The liability for Damages under any such Claim shall be deemed to be "finally determined" for purposes of this Article when the parties to an Action have so determined by mutual agreement or, if disputed, when a final non-appealable order of a court having competent jurisdiction has been entered.

The availability of escrowed funds to satisfy indemnification claims arising under this Agreement shall not be construed as, and shall not be, a limitation on any Indemnifying Party's indemnification obligations as set forth herein.

     12.4 Limitation on Indemnity.
          -----------------------

          (a)  Threshold. No Indemnified Party shall seek, or be entitled to,
               ---------
     indemnification from any Indemnifying Party for Damages arising under
     Section 12.2(b) until the aggregate amount of such Damages incurred by such Indemnified Party (but for the operation of this Section 12.4(a)) exceeds $50,000. If Damages incurred by any Indemnified Party in connection with Claims made pursuant to Section 12.2(b) exceed $50,000, the Indemnified Party shall be entitled to payment from the Indemnifying Party of an amount equal to all of such Damages from the first dollar. This Section 12.4(a) shall not apply to the representations and warranties of Seller in Section 5.16, or Section 5.21.

          (b)  Characterization of Payment. Any indemnity payment made pursuant
               ---------------------------
     to this Article shall be treated by Purchaser and Seller as an adjustment to the Purchase Price.

                                 ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

     13.1 Fees and Expenses. Except as otherwise expressly provided in this
          -----------------
Agreement, each of the parties hereto, and not the Company, shall bear and pay all fees, costs and expenses incurred by it in connection with the origin, preparation, negotiation, execution and delivery of this Agreement, the other transaction Documents and the transactions contemplated hereby or thereby (whether or not such transactions are consummated), including, without limitation, any fees, expenses or commissions of its attorneys, accountants and other representatives.

     13.2 Notices.
          -------

          (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including facsimile, telegraphic, telex or cable communication) and mailed, faxed, telegraphed, telexed, cabled or delivered:

                    (i)  If to the  Seller, to:

                         Michael F. Mansfield
                         Mansfield Oil Co.
                         1025 Airport Parkway, S.W.
                         Gainesville, Georgia 30501
                         Facsimile No.: 770-718-3053
                         with a copy to:

                         Whelchel & Dunlap
                         405 Washington Street, N.E.
                         Post Office box 1
                         Gainesville, Georgia 30501
                         Facsimile No.: 770-532-7361

                         Attn:  William Bagwell

                    (ii) If to Purchaser, to:

                         The Pantry, Inc.
                         1801 Douglas Drive
                         Sanford, North Carolina 27330
                         Facsimile No.: 919-774-3329

                         Attention:  Chief Financial Officer

                         with a copy to:

                         Smith, Anderson, Blount, Dorsett,
                         Mitchell & Jernigan, L.L.P.
                         2500 First Union Capitol Center
                         Post Office Box 2611
                         Raleigh, North Carolina 27602-2611
                         Facsimile No.: 919-821-6800
                         Attention: R. Marks Arnold

          (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 13.2 (i) if delivered personally with proper receipt or by confirmed facsimile or telex, shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid, (B) by Federal Express or similar courier service with courier fees paid by the sender or (c) by telegraph or cable, shall be effective two (2) business days following the date when mailed, couriered, telegraphed or cabled, as the case may be. The parties hereto may from time to time change their respective addresses for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

     13.3 Amendment; Waiver. Neither this Agreement, nor any of the terms or
          -----------------
provisions hereof, may be amended, modified, supplemented or waived except by a written instrument signed by all of the parties hereto (or, in the case of a waiver, by the party or parties granting such waiver). No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of a party hereto to insist upon strict compliance by another party hereto with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13.3.

     13.4 Assignment. This Agreement and all of the terms and provisions hereof
          ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Purchaser may assign this Agreement and its rights and obligations hereunder to any of its Affiliates which has assumed such obligations without the prior written consent of the Seller, but notwithstanding such assignment Purchaser shall not be released from its obligations hereunder. Any assignment which contravenes this Section 13.4 shall be void ab initio.

     13.5 Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Georgia, without giving effect to the conflicts of laws principles thereof, or of any other jurisdictions.

     13.6 Severability. Each term and provision of this Agreement constitutes a
          ------------
separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term or provision hereof shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision hereof, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision hereof shall for any reason be held to be excessively broad as to time, duration, activity, scope or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent permitted under applicable Law as it shall then exist.

     13.7 No Third Party Beneficiaries. Except as and to the extent provided in
          ----------------------------
Article XII hereof, nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person or entity other than the parties hereto and their respective successors and permitted assigns.

     13.8 Public Announcements. Except as reasonably necessary to comply with
          --------------------
applicable Law or judicial order, none of the parties hereto, nor any of their respective Affiliates, successors or assigns, shall issue any press release or make any public announcement or disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party or parties hereto.

     13.9 Singular and Plural Forms. The use herein of the singular form shall
          -------------------------
also denote the plural form, and the use of the plural form shall denote the singular form, as in each case the context may require.

     13.10 References. All references herein to Articles, Sections, Schedules
           ----------
and Exhibits shall be to Articles and Sections of and Schedules and Exhibits to this Agreement.

     13.11 Headings. The headings contained in this Agreement are for
           --------
convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

     13.12 Entire Agreement. This Agreement, together with the schedules and
           ----------------
exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements and arrangements, both oral and written, between the parties with respect to the subject matter hereof.

     13.13 Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and Mansfield Oil Company of Gainesville, Inc., OMS Properties, LLC, and Mansfield Systems, Inc. Inc. have executed this Agreement to acknowledge their obligations under Sections 11.2 and 11.4, as of the day and year first above written.

                                        SELLER:


                                        /S/ Michael F. Mansfield
                                        __________________________________(SEAL)
                                        MICHAEL F. MANSFIELD



                                        PURCHASER:

                                        THE PANTRY, INC.
Attest:


/s/ David Zaborski                           /s/ William T. Flyg
_________________________               By: ____________________________________
Assistant Secretary                         William T. Flyg
                                            Senior Vice President
(Corporate Seal)


                                         /s/ Michael F. Mansfield
                                        __________________________________(SEAL)
                                        Michael F. Mansfield, Individually


                                        MANSFIELD OIL COMPANY OF
                                             GAINESVILLE, INC.
Attest:


 /s/ Richard M. Pfersick                     /s/ Michael F Mansfield
_________________________               By: ____________________________________
Secretary                                    Name:  Michael F. Mansfield
                                                    ____________________

                                             Title: President
                                                    _________
(Corporate Seal)

                                             OMS PROPERTIES, LLC
Attest:



_________________________               By: /s/ Michael F. Mansfield
                                            ________________________
Secretary                                    Name:  Michael F. Mansfield
                                                  ______________________

                                             Title: Sole Member
                                                    ___________
(Corporate Seal)



                                             MANSFIELD SYSTEMS, INC.
Attest:



/s/ Richard M. Pfersick                 By: /s/ Michael F. Mansfield
_______________________                    _________________________
Secretary                                    Name:  Michael F. Mansfield
                                                  ______________________

                                             Title: President
                                                   __________
(Corporate Seal)

                               CLOSING ADJUSTMENTS

         In connection with the closing on November 11, 1999 of the transaction described by the Stock Purchase Agreement between Michael F. Mansfield and The Pantry, Inc. dated as of September 24, 1999 and attached hereto, the following adjustments were made to the Stock Purchase Agreement:

Section 2.4(b) Southtrust Bank was named escrow agent for the environmental escrow and the amount of environmental escrow was set at $1,044,710

Section 2.4(c) Southtrust Bank was named escrow agent for the holdback escrow and the amount of holdback escrow was set at $3,000,000

Section 2.4(e) $3,988,042.90 was the payoff amount on the 8/30/99 Note of Seller to Southtrust Bank

Section 2.4(f) $29,625,013.05 was the balance of the Purchase Price payable by wire transfer of immediately available funds to Seller